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                                                                     EXHIBIT 4.7

                            JDS UNIPHASE CORPORATION

                                    as Issuer

                                       AND

                              THE BANK OF NEW YORK

                                   as Trustee

                                   ----------

                                    INDENTURE

                          Dated as of October 31, 2003

                                   ----------


                  Zero Coupon Senior Convertible Notes due 2010

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                                TABLE OF CONTENTS

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
ARTICLE 1 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION..........................................................1

  Section 1.01.  Definitions...............................................................................................1

  Section 1.02.  Compliance Certificates And Opinions......................................................................9

  Section 1.03.  Form Of Documents Delivered To Trustee...................................................................10

  Section 1.04.  Acts Of Holders; Record Dates............................................................................10

  Section 1.05.  Notices, Etc., to Trustee and Company....................................................................11

  Section 1.06.  Notice To Holders; Waiver................................................................................11

  Section 1.07.  Conflict With Trust Indenture Act........................................................................12

  Section 1.08.  Effect Of Headings And Table Of Contents.................................................................12

  Section 1.09.  Successors And Assigns...................................................................................12

  Section 1.10.  Separability Clause......................................................................................12

  Section 1.11.  Benefits Of Indenture....................................................................................12

  Section 1.12.  Governing Law............................................................................................12

  Section 1.13.  Legal Holiday............................................................................................12

  Section 1.14.  No Recourse Against Others...............................................................................13

ARTICLE 2 SECURITY FORMS..................................................................................................13

  Section 2.01.  Forms Generally..........................................................................................13

  Section 2.02.  Form Of Face Of Security.................................................................................13

  Section 2.03.  Form Of Reverse Of Security..............................................................................17

  Section 2.04.  Form Of Trustee's Certificate Of Authentication..........................................................26

  Section 2.05.  Legend On Restricted Securities..........................................................................26

ARTICLE 3 THE SECURITIES..................................................................................................26

  Section 3.01.  Title And Terms..........................................................................................26

  Section 3.02.  Denominations............................................................................................26

  Section 3.03.  Execution, Authentication, Delivery And Dating...........................................................27

  Section 3.04.  Temporary Securities.....................................................................................27

  Section 3.05.  Registration; Registration Of Transfer And Exchange; Restrictions On Transfer............................27
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                                       i
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
  Section 3.06.  Mutilated, Destroyed, Lost And Stolen Securities.........................................................29

  Section 3.07.  Persons Deemed Owners....................................................................................30

  Section 3.08.  Book-entry Provisions For Global Securities..............................................................30

  Section 3.09.  Cancellation.............................................................................................31

  Section 3.10.  Special Transfer Provision...............................................................................32

  Section 3.11.  CUSIP Numbers............................................................................................33

  Section 3.12.  Ranking..................................................................................................33

ARTICLE 4 SATISFACTION AND DISCHARGE......................................................................................34

  Section 4.01.  Satisfaction And Discharge Of Indenture..................................................................34

  Section 4.02.  Application Of Trust Money...............................................................................35

ARTICLE 5 REMEDIES........................................................................................................35

  Section 5.01.  Events Of Default........................................................................................35

  Section 5.02.  Acceleration Of Maturity; Rescission And Annulment.......................................................36

  Section 5.03.  Other Remedies...........................................................................................37

  Section 5.04.  Collection Of Indebtedness And Suits For Enforcement By Trustee..........................................37

  Section 5.05.  Trustee May File Proofs Of Claim.........................................................................38

  Section 5.06.  Application Of Money Collected...........................................................................38

  Section 5.07.  Limitation On Suits......................................................................................38

  Section 5.08.  Unconditional Right Of Holders To Receive Payment........................................................39

  Section 5.09.  Restoration Of Rights And Remedies.......................................................................39

  Section 5.10.  Rights And Remedies Cumulative...........................................................................39

  Section 5.11.  Delay Or Omission Not Waiver.............................................................................39

  Section 5.12.  Control By Holders.......................................................................................40

  Section 5.13.  Waiver Of Past Defaults..................................................................................40

  Section 5.14.  Undertaking For Costs....................................................................................40

  Section 5.15.  Waiver Of Stay Or Extension Laws.........................................................................40

ARTICLE 6 THE TRUSTEE.....................................................................................................41

  Section 6.01.  Certain Duties And Responsibilities......................................................................41

  Section 6.02.  Notice Of Defaults.......................................................................................41

  Section 6.03.  Certain Rights Of Trustee................................................................................41

  Section 6.04.  Not Responsible For Recitals.............................................................................42

  Section 6.05.  May Hold Securities......................................................................................43
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                                       ii

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
  Section 6.06.  Money Held In Trust......................................................................................43

  Section 6.07.  Compensation And Reimbursement...........................................................................43

  Section 6.08.  Disqualification; Conflicting Interests..................................................................44

  Section 6.09.  Corporate Trustee Required; Eligibility..................................................................44

  Section 6.10.  Resignation And Removal; Appointment Of Successor........................................................44

  Section 6.11.  Acceptance Of Appointment By Successor...................................................................45

  Section 6.12.  Merger, Conversion, Consolidation Or Succession To Business..............................................46

  Section 6.13.  Preferential Collection Of Claims Against................................................................46

ARTICLE 7 HOLDERS' LISTS AND REPORTS BY TRUSTEE AND THE COMPANY...........................................................46

  Section 7.01.  Company To Furnish Trustee Names And Addresses Of Holders................................................46

  Section 7.02.  Preservation Of Information; Communications To Holders...................................................46

  Section 7.03.  Reports By Trustee.......................................................................................47

  Section 7.04.  Reports By Company.......................................................................................47

ARTICLE 8 CONSOLIDATION, MERGER, CONVEY, TRANSFER OR LEASE................................................................48

  Section 8.01.  Company May Consolidate, Etc., Only On Certain Terms.....................................................48

  Section 8.02.  Successor Substituted....................................................................................48

ARTICLE 9 SUPPLEMENTAL INDENTURES.........................................................................................48

  Section 9.01.  Supplemental Indentures Without Consent Of Holders.......................................................48

  Section 9.02.  Supplemental Indentures With Consent Of Holders..........................................................49

  Section 9.04.  Execution Of Supplemental Indentures.....................................................................51

  Section 9.05.  Effect Of Supplemental Indentures........................................................................51

  Section 9.06.  Conformity With Trust Indenture Act......................................................................51

  Section 9.07.  Reference In Securities To Supplemental Indentures.......................................................51

ARTICLE 10 COVENANTS......................................................................................................51

  Section 10.01.  Payments................................................................................................51

  Section 10.02.  Maintenance Of Office Or Agency.........................................................................52

  Section 10.03.  Money For Security Payments To Be Held In Trust.........................................................52

  Section 10.04.  Statement By Officers As To Default.....................................................................53

  Section 10.05.  Existence...............................................................................................53

  Section 10.06.  Reports And Delivery Of Certain Information.............................................................54

  Section 10.07.  Resale Of Certain Securities............................................................................54
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                                      iii

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

  Section 10.08.  Book-Entry System.......................................................................................54

  Section 10.09.  Additional Interest Amounts Under The Registration Rights Agreement.....................................54

  Section 10.10.  Information For IRS Filings.............................................................................55

  Section 10.11.  Further Instruments And Acts............................................................................55

ARTICLE 11 REDEMPTION.....................................................................................................55

  Section 11.01.  The Company's Right To Redeem; Notice To Trustee........................................................55

  Section 11.02.  Selection Of Securities To Be Redeemed..................................................................55

  Section 11.03.  Notice of Redemption....................................................................................56

  Section 11.04.  Effect Of Notice Of Redemption..........................................................................57

  Section 11.05.  Deposit Of Redemption Price.............................................................................57

  Section 11.06.  Securities Redeemed In Part.............................................................................57

  Section 11.07.  Repayment To The Company................................................................................57

  Section 11.08.  Other Repurchases.......................................................................................57

ARTICLE 12 REPURCHASE OF SECURITIES AT THE OPTION OF HOLDERS ON A SPECIFIC DATE...........................................58

  Section 12.01.  Repurchase Of Securities At The Option Of Holders On A Specific Date....................................58

  Section 12.02.  Effect of Repurchase Notice.............................................................................60

  Section 12.03.  Deposit Of Repurchase Price.............................................................................60

  Section 12.04.  Securities Repurchased In Part..........................................................................61

  Section 12.05.  Covenant To Comply With Securities Laws Upon Repurchase Of Securities...................................61

  Section 12.06.  Repayment to the Company................................................................................61

ARTICLE 13 REPURCHASE OF SECURITIES AT THE OPTION OF THE HOLDER UPON DESIGNATED EVENT.....................................62

  Section 13.01.  Repurchase Of Securities At Option Of The Holder Upon Designated Event..................................62

  Section 13.02.  The Company's Right To Elect Manner Of Payment Of Designated Event Repurchase Price.....................65

  Section 13.03.  Effect Of Designated Event Repurchase Notice............................................................67

  Section 13.04.  Deposit Of Designated Event Repurchase Price............................................................68

  Section 13.05.  Securities Repurchased In Part..........................................................................69

  Section 13.06.  Covenant To Comply With Securities Laws Upon Repurchase Of Securities...................................69
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
  Section 13.07.  Repayment To The Company................................................................................69

ARTICLE 14 PAYMENTS OF ADDITIONAL INTEREST AMOUNTS ON THE SECURITIES......................................................70

  Section 14.01.  Payment Of Additional Interest Amounts; Interest Rights Preserved.......................................70

ARTICLE 15 CONVERSION.....................................................................................................70

  Section 15.01.  Right To Convert........................................................................................70

  Section 15.02.  Conversion Procedure....................................................................................72

  Section 15.03.  Cash Payments In Lieu Of Fractional Shares..............................................................74

  Section 15.04.  Adjustment Of Conversion Price..........................................................................74

  Section 15.05.  Effect Of Reclassification, Consolidation, Merger Or Sale...............................................81

  Section 15.06.  Taxes On Shares Issued..................................................................................82

  Section 15.07.  Reservation Of Shares; Shares To Be Fully Paid; Compliance With Governmental
                  Requirements; Listing Of Common Stock...................................................................82

  Section 15.08.  Responsibility Of Trustee...............................................................................83

  Section 15.09.  Notice To Holders Prior To Certain Actions..............................................................83

  Section 15.10.  Cash Conversion Option..................................................................................84

  Section 15.11.  Company Determination Final.............................................................................86
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                                       v

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         INDENTURE, dated as of October 31, 2003, between JDS UNIPHASE
CORPORATION, a corporation duly organized and existing under the laws of the
State of Delaware, as Issuer (herein called the "COMPANY"), having its principal office at 1768 Automation Parkway, San Jose, California 95131, and THE BANK OF
NEW YORK, a New York banking corporation, as Trustee (herein called the
"TRUSTEE").

                             RECITALS OF THE COMPANY

         The Company has duly authorized the creation of an issue of Zero Coupon
Senior Convertible Notes due 2010 (each a "SECURITY" and collectively, the
"SECURITIES") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

         All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with the terms of the Securities and the Indenture, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE 1
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         Section 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (i) the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (ii) all other terms used herein that are defined in the Trust
         Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (iii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

                  (iv) the words "herein," "hereof' and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         "ACT," when used with respect to any Holder, has the meaning specified in Section 1.04.

         "ADDITIONAL INTEREST AMOUNT" shall have the meaning given to such term in the Registration Rights Agreement.


                                       1
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         "ADDITIONAL INTEREST PAYMENT DATE" means each May 15 and November 15 of each year, as provided in the Registration Rights Agreement.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise;
and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGENT MEMBERS" has the meaning specified in Section 3.08.

         "APPLICABLE STOCK PRICE" means, in respect of any date of determination, the average of the Closing Sale Prices over the five Trading Day period starting the third Trading Day following such date of determination.

         "BID SOLICITATION AGENT" means the Person appointed by the Company to act as set forth in the definition of the term "Trading Price" in this Section
1.01. The Trustee shall initially be the Bid Solicitation Agent.

         "BOARD OF DIRECTORS" means, with respect to any Person, either the board of directors of such Person or any duly authorized committee of that board.

         "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, or executive order or governmental decree to be closed.

         "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

         "CASH SETTLEMENT AVERAGING PERIOD" has the meaning specified in Section
15.10.

         "CASH SETTLEMENT NOTICE PERIOD" has the meaning specified in Section
15.10.

         "CLOSING SALE PRICE" of a share of Common Stock on any date means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the Nasdaq System or by the National Quotation Bureau Incorporated.


                                       2
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         "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "COMMON STOCK" means the shares of Common Stock, par value $0.001 per share, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

         "COMPANY" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter
"Company" shall mean such successor Person.

         "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice
Chairman of the Board, its Chief Executive Officer, its Chief Operating Officer or any Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "CONTINUING DIRECTOR" means, at any date, a member of the Company's
Board of Directors (i) who was a member of such board on October 1, 2003 or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Company's Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee comprised of independent directors if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were Continuing Directors at the time such committee was formed.
(Under this definition, if the Board of Directors of the Company as of the date of this Indenture were to approve a new director or directors and then resign, no Change in Control would occur even though the current Board of Directors would thereafter cease to be in office).

         "CONVERSION AGENT" means the Trustee or such other office or agency designated by the Company where Securities may be presented for conversion.

         "CONVERSION DATE" has the meaning specified in Section 15.02.

         "CONVERSION NOTICE" has the meaning specified in Section 15.02.

         "CONVERSION OBLIGATION" has the meaning specified in Section 15.10.


                                       3
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         "CONVERSION PRICE" has the meaning specified in the Securities.

         "CONVERSION RATE" means, at any time, $1,000 divided by the Conversion
Price in effect at such time, rounded to three decimal places (rounded up if the fourth decimal place thereof is 5 or more and otherwise rounded down).

         "CONVERSION RETRACTION PERIOD" has the meaning specified in Section
15.10.

         "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at 101
Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate
Trust Administration (JDS Uniphase Corporation -- Zero Coupon Senior Convertible
Notes due 2010) or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

         "CORPORATION" means a corporation, association, company, joint-stock company or business trust.

         "CURRENT MARKET PRICE" has the meaning specified in Section 15.04.

         "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

         "DEPOSITARY" means The Depository Trust Company until a successor
Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean such successor Depositary.

         "DESIGNATED EVENT" has the meaning specified in Section 13.01.

         "DESIGNATED EVENT COMPANY NOTICE" has the meaning specified in Section
13.01.

         "DESIGNATED EVENT REPURCHASE DATE" has the meaning specified in Section
13.01.

         "DESIGNATED EVENT REPURCHASE NOTICE" has the meaning specified in
Section 13.01.

         "DESIGNATED EVENT REPURCHASE PRICE" has the meaning specified in
Section 13.01.

         "DISTRIBUTED SECURITIES" has the meaning specified in Section 15.04.

         "EVENT OF DEFAULT" has the meaning specified in Section 5.01.

         "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

         "EX-DIVIDEND DATE" means, with respect to any issuance or distribution on shares of Common Stock, the first Trading Day on which the shares of Common
Stock trade regular way on the principal securities market on which the shares of Common Stock are then traded without the right to receive such issuance or distribution.

         "EXPIRATION TIME" has the meaning specified in Section 15.04.


                                       4
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         "FAIR MARKET VALUE" has the meaning specified in Section 15.04.

         "FINAL MATURITY DATE" means November 15, 2010.

         "FINAL NOTICE DATE" has the meaning specified in Section 15.10.

         "FUNDAMENTAL CHANGE" has the meaning specified in Section 13.01.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American
Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States from time to time.

         "GLOBAL SECURITY" means a Security in global form registered in the Security Register in the name of a Depositary or a nominee thereof.

         "HOLDER" or "SECURITYHOLDER" means a Person in whose name a Security is registered in the Security Register.

         "INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

         "INITIAL PURCHASERS" means Morgan Stanley & Co. Incorporated, Goldman
Sachs & Co. and CIBC World Markets Corp.

         "ISSUE DATE" means the date the Securities are originally issued as set forth on the face of the Security under this Indenture.

         "MARKET PRICE" means the average of the Closing Sale Price of one share of Common Stock for the 5-Trading Day period immediately preceding and including the third Business Day immediately preceding the applicable Designated Event
Repurchase Date (or if the third Business Day immediately preceding the relevant date of determination is not a Trading Day, then on the last Trading Day immediately preceding such third Business Day).

         "MATURITY", when used with respect to any Security, means the date on which the Principal Amount, Redemption Price, Repurchase Price or Designated
Event Repurchase Price of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity, Redemption Date, Repurchase
Date or Designated Event Repurchase Date, or by declaration of acceleration or otherwise.

         "98% CONVERSION DATE" has the meaning specified in Section 15.02.

         "98% MARKET CONDITION" has the meaning specified in Section 15.01.


                                       5

         "NON-ELECTING SHARE" has the meaning specified in Section 15.05.

         "NON-U.S. PERSON" means a Person who is not a U.S. person, as defined in Regulation S.

         "NOTICE OF DEFAULT" has the meaning specified in Section 5.01.

         "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board, the President or any Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 10.04 shall be the principal executive, financial or accounting officer of the Company.

         "OPINION OF COUNSEL" means a written opinion of counsel, who may be external or in-house counsel for the Company, and who shall be reasonably acceptable to the Trustee.

         "OUTSTANDING," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                  (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Securities, or portions thereof, for whose payment in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; and

                  (iii) Securities which have been paid or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Company;

         provided, however, that, in determining whether the Holders of the requisite Principal Amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

         "PARTIAL CASH AMOUNT" has the meaning specified in Section 15.10.

         "PAYING AGENT" means any Person authorized by the Company to pay the principal of, and Additional Interest Amounts, Redemption Price, Repurchase Price or Designated Event Repurchase Price of any Securities on behalf of the Company. The Trustee shall initially be the Paying Agent.

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "PHYSICAL SECURITIES" means permanent certificated Securities in registered form issued in denomination of $1,000 Principal Amount and integral multiples thereof.

         "PRINCIPAL AMOUNT" of a Security means the Principal Amount as set forth on the face of the Security.

         "PRINCIPAL VALUE CONVERSION" has the meaning specified in Section
15.02.

         "PURCHASE AGREEMENT" means the Purchase Agreement, dated as of October 27, 2003, entered into by the Company and the Initial Purchasers in connection with the sale of the Securities.

         "PURCHASED SHARES" has the meaning specified in Section 15.04.

         "QUALIFIED INSTITUTIONAL BUYER" or "QIB" shall have the meaning specified in Rule 144A.

         "RECORD DATE" has the meaning specified in Section 15.04.

         "REDEMPTION DATE" means, when used with respect to any Security to be redeemed, the date fixed for redemption pursuant to this Indenture.

         "REDEMPTION PRICE" has the meaning set forth in Section 11.01.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of October 31, 2003, between the Company and the Initial Purchasers, for the benefit of itself and the Holders, as the same may be amended or modified from time to time in accordance with the terms thereof.

         "REGULAR RECORD DATE" for the Additional Interest Amounts payable on any Additional Interest Payment Date means May 1 or November 1 (whether or not a Business Day) next preceding such Additional Interest Payment Date.

         "REGULATION S" means Regulation S under the Securities Act.

         "REPURCHASE DATE" has the meaning set forth in Section 12.01.

         "REPURCHASE NOTICE" has the meaning set forth in Section 12.01.

         "REPURCHASE PRICE" has the meaning set forth in Section 12.01.

         "RESALE REGISTRATION STATEMENT" means a registration statement under the Securities Act registering the Securities for resale pursuant to the terms of the Registration Rights Agreement.

         "RESPONSIBLE OFFICER" means any officer of the Trustee within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

         "RESTRICTED SECURITY" or "RESTRICTED SECURITIES" has the meaning specified in Section 2.05.

         "RULE 144" means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

         "RULE 144A" means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

         "RULE 144A INFORMATION" has the meaning specified in Section 2.03.

         "SECURITIES ACT" means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "SECURITY" or "SECURITIES" has the meaning specified in the first paragraph of the Recitals of the Company.

         "SECURITY REGISTER" and "SECURITY REGISTRAR" have the respective meanings specified in Section 3.05.

         "SPIN-OFF" has the meaning specified in Section 15.04.

         "STATED MATURITY" when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount of such Security is due and payable.

         "STOCK TRANSFER AGENT" means Chemical Trust Company of California or such other Person designated by the Company as the transfer agent for the Common Stock.

         "SUBSIDIARY" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "VOTING STOCK" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

         "SURVIVING ENTITY" has the meaning specified in Section 8.01.

         "TERMINATION OF TRADING" has the meaning specified in Section 13.01.

         "TRADING DAY" means (x) if the applicable security is quoted on the Nasdaq National Market System or Nasdaq SmallCap Market, a day on which trades may be made on thereon or (y) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or such other national security exchange is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "TRADING PRICE" means, as of any date of determination, the average of the secondary market bid quotations per $1,000 Principal Amount of Securities obtained by the Bid Solicitation Agent for $10,000,000 Principal Amount of Securities at approximately 3:30 p.m., New York City time, on such date of determination from three independent, nationally-recognized securities dealers selected by the Company (none of which may include any of the Initial Purchasers) and provided to the Bid Solicitation Agent in writing; provided, that if at least three such bids cannot be reasonably obtained by the Bid Solicitation Agent, but two bids are obtained, then the Trading Price, as of such determination date, shall mean the average of such two bids, and if only one bid can be reasonably obtained by the Bid Solicitation Agent, then the Trading Price, as of such determination date, shall mean such one bid; provided, however, that if the Bid Solicitation Agent, through the exercise of reasonable efforts, is unable to obtain at least one bid from an independent, nationally-recognized securities dealer, then the Trading Price of a Security for such date of determination shall be deemed to be less than 98% of the product of the Closing Sale Price of the Common Stock on such date of determination and the Conversion Rate in effect as of such date of determination.

         "TRIGGER EVENT" has the meaning specified in Section 15.04.

         "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TRUST INDENTURE ACT" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "TRUSTEE" means the Person named as the "TRUSTEE" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "TRUSTEE" shall mean such successor Trustee.

         "VICE PRESIDENT" when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "VICE PRESIDENT".

         Section 1.02. Compliance Certificates And Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         Section 1.03. Form Of Documents Delivered To Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Section 1.04. Acts Of Holders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.

         (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

         (d) The ownership of Securities shall be proved by the Security
Register.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

         Section 1.05. Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

                  (i) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office; or

                  (ii) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: General Counsel.

         Section 1.06. Notice To Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

         Section 1.07. Conflict With Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

         Section 1.08. Effect Of Headings And Table Of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 1.09. Successors And Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         Section 1.10. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 1.11. Benefits Of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         Section 1.12. Governing Law. This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

         Section 1.13. Legal Holiday. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.

         Section 1.14. No Recourse Against Others.

         No director, officer, employee, shareholder or Affiliate, as such, of the Company from time to time shall have any liability for any obligations of the Company under the Securities or this Indenture. Each Holder by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the Securities. Each of such directors, officers, employers, shareholders and Affiliates of the Company is a third party beneficiary of this Section 1.14.

                                    ARTICLE 2
                                 SECURITY FORMS

         Section 2.01. Forms Generally. The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor, the Internal Revenue Code of 1986, as amended, and regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

         The Securities shall be initially issued in the form of permanent Global Securities in registered form in substantially the form set forth in this Article. The aggregate Principal Amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

         Section 2.02. Form Of Face Of Security. [INCLUDE IF SECURITY IS A RESTRICTED SECURITY -- THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER.

         THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT
(A) THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES

IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH
(IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

         THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

         THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF OCTOBER 31, 2003, ENTERED INTO BY THE COMPANY FOR THE BENEFIT OF CERTAIN HOLDERS OF SECURITIES FROM TIME TO TIME.]

         [INCLUDE IF SECURITY IS A GLOBAL SECURITY -- THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT. HOLDERS NEEDING INFORMATION ABOUT THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT OR THE YIELD TO MATURITY MAY CONTACT JDS UNIPHASE CORPORATION INVESTOR RELATIONS OR THE COMPANY'S CONTROLLER, AT 1768 AUTOMATION PARKWAY, SAN JOSE, CA 95131, USA, TELEPHONE NUMBER 408-546-5000.]

         [INCLUDE IF THE SECURITY IS NOT A GLOBAL SECURITY -- THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS (A) A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) A NON-U.S. PERSON; (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS NOTE OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE EXCEPT (A) TO THE COMPANY, OR ANY SUBSIDIARY THEREOF,
(B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE), IT WILL FURNISH TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE

MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS NOTE UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE). IF TRANSFEREE IS A PURCHASER WHO IS NOT A UNITED STATES PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SUCH TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS NOTE PURSUANT TO CLAUSE 2(E) ABOVE OR UPON ANY TRANSFER OF THIS NOTE UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.]

                            JDS UNIPHASE CORPORATION

                  ZERO COUPON SENIOR CONVERTIBLE NOTES DUE 2010

No. [ ]                      CUSIP NO. [      ]                    U.S. $[ ]

         JDS Uniphase Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "COMPANY", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to __________, or
registered assigns, the principal sum of [       ] United States Dollars ($
) [INCLUDE IF SECURITY IS A GLOBAL SECURITY -- (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary)] on November 15, 2010. Payment of the principal of this Security shall be made by check mailed to the address of the Holder of this Security specified in the register of Securities, or, at the option of the Holder of this Security, at the Corporate Trust Office, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Issue Date of this Security is [______, ____].

         Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Security the right to convert this Security into Common Stock of the Company in certain circumstances and the right to require the Company to repurchase this Security upon certain events on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

         This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                            JDS UNIPHASE CORPORATION

                            By:
                               ---------------------------------
                                     Authorized Signatory

Attest:


By:
   ----------------------------
       Authorized Signatory

         Section 2.03. Form Of Reverse Of Security. This Security is one of a duly authorized issue of Securities of the Company, designated as its Zero Coupon Senior Convertible Notes due 2010 (herein called the "SECURITIES"), all issued or to be issued under and pursuant to an Indenture dated as of October 31, 2003 (herein called the "INDENTURE"), between the Company and The Bank of New York (herein called the "TRUSTEE"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities.

         The indebtedness evidenced by the Securities is unsecured and unsubordinated indebtedness of the Company and ranks equally with the Company's other unsecured and unsubordinated indebtedness.

         Redemption at the Option of the Company. The Company may, at its option, redeem the Securities for cash at any time as a whole, or from time to time in part, on or after November 15, 2008, at a redemption price equal to 100% of the Principal Amount of Securities to be redeemed plus Additional Interest Amounts, if any, on those Securities up to, but not including, the Redemption Date (the "REDEMPTION PRICE").

         Notice of redemption pursuant to this Section of this Security will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If cash sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to 10:00 a.m., New York City time, on the Redemption Date, then on such Redemption Date, Additional Interest Amounts, if any, cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in integral multiples of $1,000 of Principal Amount.

         Purchase By the Company at the Option of the Holder on the Repurchase Date. Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, all or any portion of the Securities held by such Holder on November 15, 2008 in integral multiples of $1,000 at a repurchase price equal to 100% of the Principal Amount of those Securities plus Additional Interest Amounts, if any, up to, but not including, such Repurchase Date (the "REPURCHASE PRICE"). To exercise such right, a Holder shall deliver to the Paying Agent a Repurchase Notice containing the information set forth in the Indenture, at any time from 9:00 a.m., New York City time, on the date that is 20 Business Days immediately preceding such Repurchase Date until 5:00 p.m., New York City time, on the Repurchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

         Purchase By the Company at the Option of the Holder upon a Designated Event. At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase the Securities if a Designated Event occurs at any time prior to November 15, 2010 at a price equal to the Principal Amount plus accrued but unpaid Additional Interest Amount, if any, up to, but not including, the repurchase date (the "DESIGNATED EVENT REPURCHASE PRICE"). The Designated Event Repurchase Price may, at the Company's option, be paid in cash, in shares of Common Stock or in any combination of cash and shares of Common Stock in accordance with the Indenture.

         Holders have the right to withdraw any Repurchase Notice or Designated Event Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If cash sufficient to pay the Designated Event Repurchase Price of all Securities or portions thereof to be purchased on a Designated Event Repurchase Date is deposited with the Paying Agent on the Business Day following the Designated Event Repurchase Date, the Holder thereof shall have no other rights as such (other than the right to receive the Designated Event Repurchase Price, upon surrender of such Security).

         Conversion. Subject to and in compliance with the provisions of the Indenture (including without limitation the conditions of conversion of this Security set forth in Section 15.01 thereof), the Holder hereof has the right, at its option, to convert the Principal Amount hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into, subject to
Section 15.02 of the Indenture, that number of fully paid and non-assessable shares of Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the Principal Amount of this Security or portion thereof to be converted by the conversion price of $4.94 (the "CONVERSION PRICE") as adjusted from time to time as provided in the Indenture, upon surrender of this Security, together with a Conversion Notice as provided in the Indenture, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of such Holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Security, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by his duly authorized attorney. No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Securities for conversion. Securities in respect of which a Holder is exercising its right to require repurchase on a Repurchase Date or Designated Event Repurchase Date may be converted only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

         Upon conversion, the Company may choose to deliver cash in lieu of shares of Common Stock, shares of Common Stock or a combination of cash and shares of Common Stock in accordance with the Indenture.

         The Company will notify Holders of any event triggering the right to convert the Securities as specified above in accordance with the Indenture.

         [INCLUDE IF SECURITY IS A GLOBAL SECURITY -- In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.]

         [INCLUDE IF SECURITY IS A RESTRICTED SECURITY -- Subject to certain limitations in the Indenture, at any time when the Company is not subject to
Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Security, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder, to the extent required to permit compliance by any such Holder with Rule 144A under the Securities Act of 1933, as amended (the "SECURITIES ACT"). "RULE 144A INFORMATION" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).]

         If an Event of Default shall occur and be continuing, the Principal Amount plus accrued but unpaid Additional Interest Amounts, if any, may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate Principal Amount of the Outstanding Securities. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate Principal Amount of the Outstanding Securities, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in Principal Amount of Outstanding Securities a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of said principal hereof on or after the respective due dates expressed herein or for the enforcement of any conversion right.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount, Redemption Price, Repurchase Price or Designated Event Repurchase Price of, and Additional Interest Amounts, if any, on, this Security at the times, place and rate, and in the coin, currency or shares, herein prescribed. Notwithstanding the foregoing, prior to the occurrence of a Designated Event, the Company may, with the consent of the holders of not less than a majority of the Securities, amend the obligation of the Company to repurchase Securities upon a Designated Event.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.

         The Securities are issuable only in registered form in denominations of $1,000 and any integral multiple of $1,000 above that amount, as provided in the Indenture and subject to certain limitations therein set forth. Securities are exchangeable for a like aggregate Principal Amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM

         If you want to assign this Security, fill in the form below and have your signature guaranteed:

         I or we assign and transfer this Security to:


________________________________________________________________________________



________________________________________________________________________________



________________________________________________________________________________
        (Print or type name, address and zip code and social security or tax ID number of assignee)

         and irrevocably appoint _____________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


             Date: __________________          Signed: ____________________

     (Sign exactly as your name appears on the other side of this Security)

     Signature Guarantee: _________________________________


Note: Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

         In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the second anniversary of the Issue Date set forth on the face of this Security, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

                                   [Check One]

               (1) [ ]  to the Company or a subsidiary thereof; or

               (2) [ ] to a "QUALIFIED INSTITUTIONAL BUYER" pursuant to and in compliance with Rule 144A under the Securities Act; or


               (3) [ ] outside the United States to a "FOREIGN PERSON" in compliance with Rule 904 of Regulation S under the Securities Act; or

               (4) [ ] pursuant to the exemption from registration provided by Rule 144 under the Securities Act.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if box (3) or (4) is checked, the Company may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3)) and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

         If none of the foregoing boxes is checked, the Trustee or Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.10 of the Indenture shall have been satisfied.

             Date: __________________          Signed: ____________________

                                                    (Sign exactly as your name
                                                    appears on the other side of
                                                    this Security)

             Signature Guarantee: ________________________________

Note: Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "QUALIFIED INSTITUTIONAL BUYER" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

             Date: __________________          Signed: ____________________

             NOTICE: To be executed by an executive officer.

                                CONVERSION NOTICE

         If you want to convert this Security into Common Stock of the Company (or cash if the Company so elects), check the box: [ ]

         To convert only part of this Security, state the Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000):

         $________________________________


         If you want the stock certificate made out in another person's name, fill in the form below:


________________________________________________________________________________
              (Insert other person's social security or tax ID no.)


________________________________________________________________________________



________________________________________________________________________________
            (Print or type other person's name, address and zip code)



             Date: __________________          Signed: ____________________

     (Sign exactly as your name appears on the other side of this Security)

     Signature Guarantee: _________________________________



Note: Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

         Section 2.04. Form Of Trustee's Certificate Of Authentication. This is one of the Securities referred to in the within-mentioned Indenture.

Dated:                             THE BANK OF NEW YORK,
      --------------
                                                                      as Trustee



                                   By
                                     -------------------------------------------
                                                            Authorized Signatory

         Section 2.05. Legend On Restricted Securities. During the period beginning on the Issue Date and ending on the date two years from such date, any Security including any Security issued in exchange therefor or in lieu thereof, shall be deemed a "RESTRICTED SECURITY" and shall be subject to the restrictions on transfer provided in the legends set forth on the face of the form of Security in Section 2.02; provided, however, that the term "RESTRICTED SECURITY" shall not include any Securities as to which restrictions have been terminated in accordance with Section 3.05. All Securities shall bear the applicable legends set forth on the face of the form of Security in Section 2.02. Except as provided in Section 3.05 and Section 3.10, the Trustee shall not issue any unlegended Security until it has received an Officers' Certificate from the Company directing it to do so.

                                    ARTICLE 3
                                 THE SECURITIES

         Section 3.01. Title And Terms. The aggregate Principal Amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

         The Securities shall be known and designated as the "Zero Coupon Senior Convertible Notes due 2010" of the Company. The Principal Amount shall be payable on November 15, 2010.

         The Principal Amount of and Additional Interest Amounts, if any, on the Securities shall be payable at the office or agency of the Company in The City of New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payments may be made by wire transfer or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         The Securities shall not have the benefit of a sinking fund.

         The Securities shall not be superior in right of payment to, and shall rank pari passu with, all other unsecured and unsubordinated indebtedness of the Company.

         Section 3.02. Denominations. The Securities shall be issuable only in registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000 above that amount.

         Section 3.03. Execution, Authentication, Delivery And Dating. The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its Chief Operating Officer, one of its Vice Presidents, its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

         Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities. The Company Order shall specify the amount of Securities to be authenticated, and shall further specify the amount of such Securities to be issued as a Global Security or as Physical Securities. The Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

         Each Security shall be dated the date of its authentication.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

         Section 3.04. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

         If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

         Section 3.05. Registration; Registration Of Transfer And Exchange; Restrictions On Transfer. (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes collectively referred to as the "SECURITY REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" (the "SECURITY REGISTRAR") for the purpose of registering Securities and transfers of Securities as herein provided.

         Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate Principal Amount and tenor, each such Security bearing such restrictive legends as may be required by this Indenture (including Section 2.02, 2.05 and 3.10).

         At the option of the Holder and subject to the other provisions of this
Section 3.05 and to Section 3.10, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate Principal Amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

         All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Securities, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such securities.

         Except as provided in the following sentence and in Section 3.10, all Securities originally issued hereunder and all Securities issued upon registration of transfer or exchange or replacement thereof shall be Restricted Securities and shall bear the legend required by Section 2.02 and 2.05, unless the Company shall have delivered to the Trustee (and the Security Registrar, if other than the Trustee) a Company Order stating that the Security is not a Restricted Security and may be issued without such legend thereon. Securities which are issued upon registration of transfer of, or in exchange for, Securities which are not Restricted Securities shall not be Restricted Securities and shall not bear such legend.

         No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04 or 9.07 not involving any transfer.

         The Company shall not be required to exchange or register a transfer of any Security (i) that has been surrendered for conversion or (ii) as to which a Repurchase Notice or a Designated Event Repurchase Notice has been delivered and not withdrawn, except, where such Repurchase Notice or Designated Event Repurchase Notice provides that such Security is to be purchased only in part, the Company shall be required to exchange or register a transfer of the portion thereof not to be purchased.

         (b) Beneficial ownership of every Restricted Security shall be subject to the restrictions on transfer provided in the legends required to be set forth on the face of each Restricted Security pursuant to Section 2.02 and 2.05, unless such restrictions on transfer shall be terminated in accordance with this
Section 3.05(b) or Section 3.10. The Holder of each Restricted Security, by such Holder's acceptance thereof, agrees to be bound by such restrictions on transfer.

         The restrictions imposed by this Section 3.05 and Section 2.02, 2.05 and 3.10 upon the transferability of any particular Restricted Security shall cease and terminate upon delivery by the Company to the Trustee of an Officers' Certificate stating that such Restricted Security has been sold pursuant to an effective Resale Registration Statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto). Any Restricted Security as to which the Company has delivered to the Trustee an Officers' Certificate that such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Security Registrar in accordance with the provisions of this Section 3.05, be exchanged for a new Security, of like tenor and aggregate Principal Amount, which shall not bear the restrictive legends required by Section 2.02 and 2.05. The Company shall inform the Trustee in writing of the effective date of any Resale Registration Statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Resale Registration Statement.

         As used in the preceding two paragraphs of this Section 3.05, the term "transfer" encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

         (c) Neither the Trustee nor any of its agents shall (i) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (ii) have any duty to obtain documentation on any transfers or exchanges other than as specifically required hereunder.

         Section 3.06. Mutilated, Destroyed, Lost And Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

         Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         Section 3.07. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         Section 3.08. Book-entry Provisions For Global Securities. (a) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth on the face of the form of Security in Section 2.02.

         Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

         (b) Transfers of the Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Physical Securities shall be transferred to beneficial owners in exchange for their beneficial interests in the Global Securities only if (A) such Depositary has notified the Company (or the Company becomes aware) that the

Depositary (i) is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act when the Depositary is required to be so registered to act as such Depositary and, in both such cases, no successor Depositary shall have been appointed within 90 days of such notification or of the Company becoming aware of such event, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Outstanding Securities shall have become due and payable pursuant to Section 5.02 and any Holder requests that Physical Securities be issued or (C) the Company has determined in its sole discretion that the Securities shall no longer be represented by Global Securities; provided that Holders of Physical Securities offered and sold in reliance on Rule 144A shall have the right, subject to applicable law, to request that such Securities be exchanged for interests in the applicable Global Security. Any such transfer or exchange of interests of beneficial owners in a Global Security, in whole or in part, for Physical Securities shall be in accordance with the rules and procedures of the Depositary and the provisions of
Section 3.10.

         (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Security to beneficial owners pursuant to paragraph (b), the Security Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the Principal Amount of the Global Security in an amount equal to the Principal Amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

         (d) In connection with the transfer of the entire Global Security to beneficial owners pursuant to paragraph (b), the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate Principal Amount of Physical Securities of authorized denominations and the same tenor.

         (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in the Global Security pursuant to paragraph (c) or
(d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of
Section 3.10, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth on the face of the form of Security in Section 2.02.

         (f) The Holder of the Global Securities may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

         Section 3.09. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Trustee shall cancel and dispose of all Securities surrendered for registration of transfer, exchange, payment, purchase, repurchase, redemption, conversion (pursuant to Article 15 hereof) or cancellation in accordance with its customary practices. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

         Section 3.10. Special Transfer Provision. (a) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any Non-U.S. Person to which Securities in the form of Global Securities cannot be issued:

                  (i) the Security Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the legend required by Section 2.02 and 2.05, if (x) the requested transfer is after the second anniversary of the Issue Date of such Security or (y) the proposed transferor has delivered to the Security Registrar a certificate substantially in the form of EXHIBIT A hereto, together with such other certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; and

                  (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Security, upon receipt by the Security Registrar of (x) the certificate, if any, required by paragraph (i) above and instructions given in accordance with the Depositary's and the Security Registrar's procedures, whereupon (1) the Security Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the Principal Amount of the Global Security in an amount equal to the Principal Amount of the beneficial interest in the Global Security to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and amount.

         (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                  (i) the Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                  (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Security Registrar of instructions given in accordance with the Depositary's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and an increase in the Principal Amount of the Global Security in an amount equal to the Principal Amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

         (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the legends required by
Section 2.02 and 2.05, the Security Registrar shall deliver Securities that do not bear such legends. Upon the registration of transfer, exchange or replacement of Securities bearing the legends required by Section 2.02 and 2.05, the Security Registrar shall deliver only Securities that bear such legends unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section
3.10 exists or (ii) there is delivered to the Security Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (d) General. By its acceptance of any Security bearing the legends required by Section 2.02 and 2.05, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in such legends and agrees that it will transfer such Security only as provided in this Indenture.

         The Security Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.10. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

         Section 3.11. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such notice shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

         Section 3.12. Ranking. The indebtedness of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitutes and will constitute a senior unsecured general obligation of the Company, ranking equally with other existing and future senior unsecured and unsubordinated Indebtedness of the Company and ranking senior in right of payment to any future Indebtedness of the Company that is expressly made subordinate to the Securities by the terms of such Indebtedness. For purposes of this Section 3.12 only, "Indebtedness" means, without duplication, the principal or face amount of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations to pay the deferred purchase price of property or services, (v) all obligations as lessee which are capitalized in accordance with generally accepted accounting principles, and (vi) all Indebtedness of others guaranteed by the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

                                    ARTICLE 4
                           SATISFACTION AND DISCHARGE

         Section 4.01. Satisfaction And Discharge Of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

         (a) either

                  (i) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and
         (B) Securities for whose payment money has theretofore been deposited with the Trustee in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

                  (ii) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness evidenced by such Securities not theretofore delivered to the Trustee for cancellation.

         (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

         (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of Clause (a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

         Section 4.02. Application Of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and Additional Interest Amounts, if any, for whose payment such money has been deposited with the Trustee.

                                    ARTICLE 5
                                    REMEDIES

         Section 5.01. Events Of Default. "EVENT OF DEFAULT", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) default in the payment of the Principal Amount, Redemption Price, Repurchase Price or Designated Event Repurchase Price on any Security when it becomes due and payable; or

         (b) default in the payment of Additional Interest Amounts, if any, upon any Security, when such amounts become due and payable, and continuance of such default for a period of 30 days; or

         (c) default in the payment of any indebtedness for borrowed money by the Company or any of its significant subsidiaries (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Company) in an outstanding principal amount in excess of $50,000,000 when such amounts become due at final maturity or upon acceleration, and such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded within 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate Principal Amount of the Outstanding Securities a written notice specifying such default and requiring it to be remedied and stating that such notice is a "NOTICE OF DEFAULT" hereunder; or

         (d) default in the performance of any covenant, agreement or condition of the Company in this Indenture or the Securities (other than a default specified in (a) or (b) above), and continuance of such default for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate Principal Amount of the Outstanding Securities a written notice specifying such default and requiring it to be remedied and stating that such notice is a "NOTICE OF DEFAULT" hereunder; or

         (e) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any of its significant subsidiaries of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

         (f) the commencement by the Company or any of its significant subsidiaries of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

         Section 5.02. Acceleration Of Maturity; Rescission And Annulment. (a) If an Event of Default (other than those specified in Section 5.01(e) and 5.01(f)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities may declare the Principal Amount plus Additional Interest Amounts, if any, on all the Outstanding Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Principal Amount plus accrued but unpaid Additional Interest Amounts, if any, shall become immediately due and payable.

         Notwithstanding the foregoing, in the case of an Event of Default specified in Section 5.01(e) or 5.01(f), the Principal Amount plus accrued but unpaid Additional Interest Amounts, if any, on all Outstanding Securities will ipso facto become due and payable without any declaration or other Act on the part of the Trustee or any Holder.

         (b) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate Principal Amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                  (i) the Company has paid or deposited with the Trustee a sum sufficient to pay

                           (A) the Principal Amount plus accrued but unpaid
                  Additional Interest Amounts, if any, Redemption Price, Repurchase Price or Designated Event Repurchase Price, as applicable, on any Securities which have become due otherwise than by such declaration of acceleration, and interest on any such amounts that are overdue at the rate of 1.00% per annum from the required payment date, and

                           (B) all sums paid or advanced by the Trustee
                  hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07; and

                  (ii) all Events of Default, other than the non-payment of the Principal Amount plus accrued but unpaid Additional Interest Amounts, if any, on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

         No such rescission shall affect any subsequent default or impair any right consequent thereon.

         Section 5.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the Principal Amount plus accrued but unpaid Additional Interest Amounts, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         Section 5.04. Collection Of Indebtedness And Suits For Enforcement By Trustee.

The Company covenants that if:

                  (i) default is made in the payment of any Additional Interest Amounts on any Security when such amounts become due and payable, and such default continues for a period of 30 days, or

                  (ii) default is made in the payment of the Principal Amount plus accrued but unpaid Additional Interest Amounts, if any, at the Stated Maturity thereof or in the payment of the Redemption Price, Repurchase Price or Designated Event Repurchase Price in respect of any Security, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         Section 5.05. Trustee May File Proofs Of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.07.

         No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 5.06. Application Of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money to Holders, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: To the payment of all amounts due the Trustee under Section 6.07; and

         SECOND: To the payment of the amounts then due and unpaid on the Securities for the Principal Amount, Redemption Price, Repurchase Price, Designated Event Repurchase Price or Additional Interest Amounts, if any, as the case may be, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities.

         Section 5.07. Limitation On Suits. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder (other than in the case of an Event of Default specified in Section 5.01(a) or 5.01(b)), unless:

                  (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (ii) the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate Principal Amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

         Section 5.08. Unconditional Right Of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount, Redemption Price, Repurchase Price, Designated Event Repurchase Price or Additional Interest Amounts, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or on or after any Redemption Date, Repurchase Date or Designated Event Repurchase Date, as applicable, and to convert the Securities in accordance with Article 15, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder. For purposes of clarification, prior to the occurrence of a Designated Event, the provisions relating to the right to receive payment upon a Designated Event Repurchase Date may be modified in the manner set forth in Section 9.02.

         Section 5.09. Restoration Of Rights And Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         Section 5.10. Rights And Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 5.11. Delay Or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         Section 5.12. Control By Holders. The Holders of a majority in Principal Amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

                  (i) such direction shall not be in conflict with any rule of law or with this Indenture; and

                  (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         Section 5.13. Waiver Of Past Defaults. The Holders of not less than a majority in Principal Amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences, except a Default:

                  (i) described in Section 5.01(a) or 5.01(b); or

                  (ii) in respect of a covenant or provision hereof which under
         Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

         Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         Section 5.14. Undertaking For Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the Securities, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney's fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in Principal Amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the Principal Amount or accrued but unpaid Additional Interest Amounts, if any, on any Security on or after Maturity of such Security or the Redemption Price, Repurchase Price or Designated Event Repurchase Price.

         Section 5.15. Waiver Of Stay Or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay, or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 6
                                   THE TRUSTEE

         Section 6.01. Certain Duties And Responsibilities. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act and as set forth herein. In case an Event of Default with respect to the Securities has occurred (which has not been cured or waived), the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. Except during the continuance of an Event of Default, the Trustee need perform only those duties as are specifically set forth in this Indenture and no duties, covenants or obligations of the Trustee shall be implied in this Indenture. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

         Section 6.02. Notice Of Defaults. The Trustee shall give the Holders notice of any Default hereunder within 60 days after the occurrence thereof or, if later, within 15 days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice; provided, that (except in the case of any Default in the payment of Principal Amount, premium or Additional Interest Amount, if any, on any of the Securities or the Redemption Price, Repurchase Price or Designated Event Repurchase Price), the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors or trustees and/or a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interest of the holders of Securities.

         Section 6.03. Certain Rights Of Trustee. Subject to the provisions of
Section 6.01:

         (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

         (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

         (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed with due care by it hereunder;

         (h) the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities unless either (i) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any other obligor on such Securities or by any Holder of such Securities;

         (i) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

         (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

         (k) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

         Section 6.04. Not Responsible For Recitals. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

         Section 6.05. May Hold Securities. The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to
Section 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

         Section 6.06. Money Held In Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

         Section 6.07. Compensation And Reimbursement. The Company agrees:

                  (i) to pay to the Trustee from time to time such compensation for all services rendered by it hereunder as the Company and the Trustee shall from time to time agree in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith;

                  (iii) to indemnify the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether assessed by the Company, by any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder; and

                  (iv) the Trustee shall notify the Company promptly of any claim asserted against it. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations under this
         Section 6.07. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

         The obligations of the Company under this Section 6.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. To secure the

Company's payment obligations in this Section 6.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on the Securities. Such lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. When the Trustee incurs expenses or renders services after a Default or an Event of Default specified in
Section 5.01(e) and 5.01(f) hereof occurs, the expenses and the compensation for the services (including, the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under United States Code, Title 11 or any other similar foreign, federal or state law for the relief of debtors.

         Section 6.08. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

         Section 6.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         Section 6.10. Resignation And Removal; Appointment Of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

         (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction at the expense of the Trustee for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by Act of the Holders of a majority in Principal Amount of the Outstanding Securities, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.

         (d) If at any time:

                  (i) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                  (ii) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                  (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or

                  (iv) a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Company Order may remove the Trustee, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Company Order, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in Principal Amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         (g) If a Trustee is removed with or without cause, all fees and expenses (including the reasonable fees and expenses of counsel) of the Trustee incurred in the administration of the trust or in the performance of the duties hereunder prior to such removal shall be paid to the Trustee.

         Section 6.11. Acceptance Of Appointment By Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

         Section 6.12. Merger, Conversion, Consolidation Or Succession To Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

         Section 6.13. Preferential Collection Of Claims Against. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

                                   ARTICLE 7
              HOLDERS' LISTS AND REPORTS BY TRUSTEE AND THE COMPANY

         Section 7.01. Company To Furnish Trustee Names And Addresses Of Holders. The Company will furnish or cause to be furnished to the Trustee:

                  (i) semi-annually, not later than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

                  (ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that no such list need be furnished so long as the Trustee is acting as Security Registrar.

         Section 7.02. Preservation Of Information; Communications To Holders.
(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

         (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

         (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

         Section 7.03. Reports By Trustee. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than July 15 in each calendar year, commencing in July 15, 2004. Each such report shall be dated as of a date not more than 60 days prior to the date of transmission.

         (a) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company shall notify the Trustee promptly (and in any event within 10 days) whenever the Securities become listed on any stock exchange or of any delisting thereof.

         Section 7.04. Reports By Company. The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. In the event the Company is not subject to Section 13 or 15(d) of the Exchange Act, it shall file with the Trustee upon request the information required to be delivered pursuant to Rule 144A(d) under the Securities Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates). It is expressly understood that materials transmitted electronically by the Company to the Trustee shall be deemed filed with the Trustee for purposes of this Section 7.04.

                                    ARTICLE 8
                CONSOLIDATION, MERGER, CONVEY, TRANSFER OR LEASE

         Section 8.01. Company May Consolidate, Etc., Only On Certain Terms. The Company shall not consolidate or combine with or merge into any other Person or convey, transfer or lease its properties, and assets, substantially as an entity to another Person, unless:

         (a) either (i) the Company shall be the continuing Person or (ii) the Person (if other than the Company) formed by such consolidation or combination into which the Company is merged or the Person which acquires by conveyance, transfer or other business combination, or which leases, the properties and assets of the Company substantially as an entirety (the "SURVIVING ENTITY"), (1) shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and (2) the Surviving Entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

         (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

         (c) the Company or the Surviving Entity has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, business combination or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 8 and Article 9, respectively.

         Section 8.02. Successor Substituted. Upon any consolidation or combination of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or combination or into which the Company is merged or to which such conveyance, transfer, business combination or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE 9
                             SUPPLEMENTAL INDENTURES

         Section 9.01. Supplemental Indentures Without Consent Of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend, modify or supplement this Indenture or the Securities, in form satisfactory to the Trustee, for any of the following purposes:

                  (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

                  (ii) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                  (iii) to provide for a successor Trustee with respect to the Securities; or

                  (iv) to add any additional Events of Default with respect to the Securities; or

                  (v) to cure any ambiguity or defect, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this clause (iv) shall not adversely affect the interests of the Holders in any material respect; or

                  (vi) to secure the Securities; or

                  (vii) to reduce the Conversion Price; provided, however, that such reduction in the Conversion Price is in accordance with the terms of this Indenture or shall not adversely affect the interests of the Holders of Securities (after taking into account tax and other consequences of such reduction) in any material respect; or

                  (viii) to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the discharge of the Securities; provided, however that such change or modification does not adversely affect the interests of the Holders of the Securities in any material respect; or

                  (ix) to make any changes or modifications necessary in connection with the registration of the Securities under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such change or modification does not adversely affect the interests of the Holders of Securities in any material respect; or

                  (x) to add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which would not reasonably be expected to adversely affect the interests of the Holders of Securities in any material respect; or

                  (xi) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets; or

                  (xii) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act.

         Section 9.02. Supplemental Indentures With Consent Of Holders. Section
9.03 With the consent of the Holders of not less than a majority in Principal Amount of the Outstanding

Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

                  (i) extend the fixed Maturity of any Security; or

                  (i) reduce the Principal Amount of or Additional Interest Amount payable on any Security; or

                  (ii) reduce the Redemption Price, Repurchase Price or Designated Event Repurchase Price of any Security; or

                  (iii) after the occurrence of a Designated Event, make any change that adversely affects the right of Holders of the Securities to require the Company to purchase such Securities in accordance with the terms thereof and this Indenture; or

                  (iv) change the currency of any payment amount of any Security from U.S. Dollars or shares of Common Stock as provided herein; or

                  (v) make any change that impairs the right of Holders of Securities to convert any Security; or

                  (vi) make any change that impairs the right of Holders to institute suit for payment of the Securities; or

                  (vii) reduce the percentage in Principal Amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

                  (viii) change the ranking of the notes in any manner that adversely affects the rights of Holders of Securities under this Indenture;

                  (ix) reduce the percentage of the Principal Amount of the outstanding Securities the written consent or affirmative vote of whose Holders is required to take specific actions under the Indenture; or

                  (x) modify the obligation of the Company to maintain an agency in The City of New York as required under this Indenture; or

                  (xi) modify any of the provisions of this Section or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

         (b) The Holders of not less than a majority in aggregate Principal Amount of the Outstanding Securities may, on behalf of the Holders of all of the Securities, waive any past default and its consequences under this Indenture, except a default (i) in the payment of the Principal Amount of or any premium or Additional Interest Amount, if any, on or with respect to the Securities or (ii) in respect of a covenant or provision that cannot be modified without the consent of the Holder of each Security affected thereby as set forth in paragraph (a) above.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Section 9.04. Execution Of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such supplemental indenture if the same does not adversely affect the Trustee's own rights, duties or immunities under this Indenture or otherwise. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Section 9.05. Effect Of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         Section 9.06. Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

         Section 9.07. Reference In Securities To Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article shall bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                                   ARTICLE 10
                                    COVENANTS

         Section 10.01. Payments. The Company shall duly and punctually make all payments in respect of the Securities in accordance with the terms of the Securities and this Indenture. The Company shall, to the fullest extent permitted by law, pay interest on overdue payments of

Principal Amount, plus accrued but unpaid Additional Interest Amounts, if any, Redemption Price, Repurchase Price and Designated Event Repurchase Price at the rate of 1% per annum from the required payment date of such overdue payment.

         Any payments made or due pursuant to this Indenture shall be considered paid on the applicable date due if by 10:00 a.m., New York City time, on such date the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due. Payment of the principal of and Additional Interest Amounts, if any, on the Securities shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Section 10.02. Maintenance Of Office Or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, repurchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, which shall initially be the Corporate Trust Office of the Trustee. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New
York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         Section 10.03. Money For Security Payments To Be Held In Trust. If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of any payment in respect of any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to make the payment so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of any payment in respect of any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

         The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the making of payments in respect of any Security and remaining unclaimed for two years after such payment has become due shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

         Section 10.04. Statement By Officers As To Default. The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the knowledge of the signers thereof the Company is in Default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in Default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

         The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

         Section 10.05. Existence. Subject to Article 8, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

         Section 10.06. Reports And Delivery Of Certain Information. Whether or not required by the rules and regulations of the Commission, so long as any Securities are outstanding, the Company shall promptly furnish to the Trustee
(i) all quarterly and annual financial information that is substantially equivalent to that which would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and
(ii) all reports that are substantially equivalent to that which would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports; provided that in each case the delivery of materials to the Trustee by electronic means shall be deemed to be "furnished" to the Trustee for purposes of this Section 10.06; and provided further that so long as such filings by the Company are available on the Commission's Electronic Data Gathering, Analysis and Retrieval system (EDGAR), such filings shall be deemed to have been "furnished" to the Trustee for purposes of this Section
10.06 without any further action required by the Company. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates). In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to investors who request it in writing. So long as any of the Securities remain Outstanding, the Company shall make available the information required by Rule 144A(d) under the Securities Act to any Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security.

         Section 10.07. Resale Of Certain Securities. During the period beginning on the Issue Date and ending on the date that is two years from the Issue Date, the Company shall not resell any Securities which constitute "RESTRICTED SECURITIES" under Rule 144 that have been reacquired by any of them. The Trustee shall have no responsibility in respect of the Company's performance of its agreement in the preceding sentence.

         Section 10.08. Book-Entry System. If the Securities cease to trade in the Depositary's book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book-entry arrangements that it determines are reasonable for the Securities.

         Section 10.09. Additional Interest Amounts Under The Registration Rights Agreement. If at any time Additional Interest Amounts become payable by the Company pursuant to the Registration Rights Agreement, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (i) the amount of such Additional Interest Amounts that are payable and (ii) the date on which such Additional Interest Amounts are payable pursuant to the terms of the Registration Rights Agreement. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest Amounts are payable. If the Company has paid Additional Interest Amounts directly to the Persons entitled to such Additional Interest Amounts, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

         Section 10.10. Information For IRS Filings. The Company shall provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Holders of the Notes.

         Section 10.11. Further Instruments And Acts. Upon reasonable request of the Trustee, or as otherwise necessary, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                                   ARTICLE 11
                                   REDEMPTION

         Section 11.01. The Company's Right To Redeem; Notice To Trustee. Beginning on November 15, 2008, the Company, at its option, may redeem the Securities in accordance with this Article 11 for cash at any time as a whole, or from time to time in part, at a redemption price equal to 100% of the Principal Amount of Securities to be redeemed plus accrued but unpaid Additional Interest Amounts, if any, up to but not including, the Redemption Date (the "REDEMPTION PRICE").

         If the Company elects to redeem Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of Securities to be redeemed and the Redemption Price. The Company shall give this notice to the Trustee by a Company Order at least 40 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

         Section 11.02. Selection Of Securities To Be Redeemed. If fewer than all of the outstanding Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed by lot. The Trustee shall make the selection within five Business Days after it receives the notice provided for in Section 11.01 from outstanding Securities not previously called for redemption.

         Securities and portions of Securities that the Trustee selects shall be in Principal Amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of the Securities to be redeemed.

         Securities and portions of Securities that are to be redeemed are convertible by the Holder until 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption Date. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

         Section 11.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

                  The notice of redemption shall identify the Securities to be redeemed and shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price;

                  (c) the Conversion Price;

                  (d) the name and address of the Paying Agent and Conversion Agent;

                  (e) that Securities called for redemption may be converted at any time prior to 5:00 p.m., New York City time, on the Business Day preceding the Redemption Date;

                  (f) that Holders who want to convert their Securities must satisfy the requirements set forth in Article 15;

                  (g) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                  (h) in the case of any Security redeemed in part, that the Holder of such Security will receive a new Security or Securities, of authorized denominations for the Principal Amount thereof remaining unredeemed;

                  (i) if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and Principal Amounts of the particular Securities to be redeemed;

                  (j) that, unless the Company defaults in making payment of such Redemption Price, any Additional Interest Amounts on Securities called for redemption will cease to accrue on and after the Redemption Date;

                  (k) the CUSIP number(s) of the Securities; and

                  (l) any other information the Company wants to present.

At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 11.03; provided, further, that the text of the notice of redemption shall be prepared by the Company.

         Section 11.04. Effect Of Notice Of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price.

         Section 11.05. Deposit Of Redemption Price. Prior to 10:00 a.m., New York City time, on the applicable Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 10.03) an amount of cash (in immediately available funds if deposited on the Redemption Date) sufficient to pay the aggregate Redemption Price of all Securities or portions thereof which are to be redeemed as of such Redemption Date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted.

         If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Redemption Date, cash sufficient to pay the Redemption Price of any Securities for which notice of redemption is given, then, on such Redemption Date, such Securities will cease to be outstanding and Additional Interest Amounts, if any, on such Securities will cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Redemption Price upon delivery of such Securities).

         Section 11.06. Securities Redeemed In Part. Any Physical Security which is to be redeemed only in part shall be surrendered at the office of the Paying Agent and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to the unredeemed portion of the Security surrendered.

         Section 11.07. Repayment To The Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 11.05 exceeds the aggregate Redemption Price of the Securities or portions thereof which the Company is redeeming as of the Redemption Date, then, promptly after the Redemption Date, the Paying Agent shall return any such excess to the Company.

         Section 11.08. Other Repurchases. The Company may, from time to time, at its option (and nothing contained in this Indenture shall limit the Company's right to), repurchase the Securities in open market purchases or negotiated transactions, without any prior notice to any Holders, provided that in exercising its right under this Section 11.08, the Company complies with all applicable federal and state securities laws.

                                   ARTICLE 12
      REPURCHASE OF SECURITIES AT THE OPTION OF HOLDERS ON A SPECIFIC DATE

         Section 12.01. Repurchase Of Securities At The Option Of Holders On A Specific Date. (a) Securities shall be repurchased by the Company for cash, at the option of the Holder thereof, on November 15, 2008 (the "REPURCHASE DATE"), at a repurchase price equal to 100% of the Principal Amount of those Securities plus accrued but unpaid Additional Interest Amounts, if any, up to but not including, such Repurchase Date (the "REPURCHASE PRICE"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in
Section 12.01(c).

                  (b) No later than 20 Business Days prior to the Repurchase Date, the Company shall mail a written notice of the repurchase right by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Repurchase Notice to be completed by the Holder and shall briefly state, as applicable:

                           (i) the date by which the Repurchase Notice must be
                  delivered to the Paying Agent in order for a Holder to exercise the repurchase right;

                           (ii) the Repurchase Date;

                           (iii) the Repurchase Price;

                           (iv) the name and address of the Paying Agent and the
                  Conversion Agent;

                           (v) the Conversion Rate and any adjustments thereto;

                           (vi) that the Securities as to which a Repurchase
                  Notice has been given may be converted if they are otherwise convertible pursuant to Article 15 only if the Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

                           (vii) that the Securities must be surrendered to the
                  Paying Agent to collect payment;

                           (viii) that the Repurchase Price for any Security as
                  to which a Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Security;

                           (ix) the procedures the Holder must follow to
                  exercise its repurchase right under this Section 12.01;

                           (x) the conversion rights, if any, of the Securities;

                           (xi) the procedures for withdrawing a Repurchase
                  Notice;

                           (xii) that, unless the Company defaults in making
                  payment of such Repurchase Price, any Additional Interest Amounts on Securities surrendered for repurchase by the Company will cease to accrue on and after the Repurchase Date; and

                           (xiii) the CUSIP number(s) of the Securities.

         At the Company's request, the Trustee shall give the notice of repurchase right in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of repurchase right must be given to the Holder in accordance with this Section 12.01(b); provided, further, that the text of the notice of repurchase right shall be prepared by the Company.

                  (c) A Holder may exercise its right specified in Section 12.01(a) upon delivery of a written notice of repurchase (a "REPURCHASE NOTICE") to the Paying Agent at any time during the period beginning at 9:00 a.m., New York City time, on the date that is 20 Business Days immediately preceding the Repurchase Date until 5:00 p.m., New York City time, on the Repurchase Date, stating:

                           (i) the certificate number of the Security which the
                  Holder will deliver to be repurchased or the appropriate Depositary procedures if Physical Securities have not been issued;

                           (ii) the portion of the Principal Amount of the
                  Security which the Holder will deliver to be repurchased, which portion must be in Principal Amounts of $1,000 or an integral multiple of $1,000; and

                           (iii) that such Security shall be repurchased by the
                  Company as of the Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.

         The delivery of such Security to the Paying Agent with, or at any time after delivery of, the Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 12.01 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

         The Company shall repurchase from the Holder thereof, pursuant to this
Section 12.01, a portion of a Security, so long as the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

         Any repurchase by the Company contemplated pursuant to the provisions of this Section 12.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery of the Security.

         Notwithstanding anything contained herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this
Section 12.01(c) shall have the right to withdraw such Repurchase Notice at any applicable time prior to 5:00 p.m., New York City time, on the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 12.02.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

         Section 12.02. Effect of Repurchase Notice. Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 12.01(c), the Holder of the Security in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Repurchase Price with respect to such Security. Such Repurchase Price shall be paid to such Holder, subject to receipts of cash by the Paying Agent, promptly following the later of (a) the Repurchase Date with respect to such Security (provided the conditions in Section 12.01(c) have been satisfied) and (b) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by
Section 12.01(c). Securities in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 15 on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in the following paragraph.

         A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Repurchase Date, specifying:

                  (a) the certificate number, if any, or the appropriate Depositary procedures, if applicable, of the Security in respect of which such notice of withdrawal is being submitted;

                  (b) the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted; and

                  (c) the Principal Amount, if any, of such Security which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.

         Section 12.03. Deposit Of Repurchase Price. Prior to 10:00 a.m., New York City time, on the Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in
Section 10.03) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Repurchase Price of all the Securities or portions thereof which are to be repurchased on such Repurchase Date.

         If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the Repurchase Date, cash sufficient to pay the Repurchase Price of any Securities for which a Repurchase Notice has been tendered and not withdrawn pursuant to Section 12.02, then, immediately after the Repurchase Date, such Securities will cease to be outstanding and any Additional Interest Amounts on such Securities will cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Repurchase Price upon delivery of such Securities).

         Section 12.04. Securities Repurchased In Part. Any Physical Security which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not repurchased.

         Section 12.05. Covenant To Comply With Securities Laws Upon Repurchase Of Securities. When complying with the provisions of Section 12.01 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

                  (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, as applicable;

                  (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, as applicable; and

                  (c) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Article 12 to be exercised in the time and in the manner specified herein.

         To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article 12, the Company's compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Article 12.

         Section 12.06. Repayment to the Company. The Paying Agent shall return to the Company any cash that remains unclaimed for two years, together with interest thereon, held by it for the payment of the Repurchase Price; provided, however, to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 12.03 exceeds the aggregate Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase on the Repurchase Date, then, promptly after the Repurchase Date, the Paying Agent shall return any such excess to the Company.

                                   ARTICLE 13
            REPURCHASE OF SECURITIES AT THE OPTION OF THE HOLDER UPON
                                DESIGNATED EVENT

         Section 13.01. Repurchase Of Securities At Option Of The Holder Upon Designated Event.(a) General. If at any time prior to the Maturity Date there shall have occurred a Designated Event, Securities shall be purchased by the Company at the option of the Holder, in whole or in part, as of the date that is 30 days after the date of the mailing of the Designated Event Company Notice under Section 13.01(b) (the "DESIGNATED EVENT REPURCHASE DATE") at a purchase price equal to the Principal Amount of the Securities to be purchased plus accrued but unpaid Additional Interest Amounts, if any, up to but not including, the repurchase date (the "DESIGNATED EVENT REPURCHASE PRICE"), subject to satisfaction by or on behalf of any Holder of the requirements set forth in
Section 13.01(c).

         A "DESIGNATED EVENT" will be deemed to have occurred upon a Fundamental Change or a Termination of Trading. A "TERMINATION OF TRADING" will be deemed to have occurred if the Common Stock is neither listed for trading on a United States national securities exchange nor approved for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices. A "FUNDAMENTAL CHANGE" is any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not all or substantially all common stock or American Depositary Shares that (i) is listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange, or (ii) is approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

         (b) Notice of Designated Event. Within 30 days after the occurrence of a Designated Event, the Company shall mail a written notice of Designated Event (the "DESIGNATED EVENT COMPANY NOTICE") by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Designated Event Repurchase Notice to be completed by the Securityholder and shall state:

                  (i) the events causing a Designated Event and the date of such Designated Event;

                  (ii) that the Holder has a right to require the Company to repurchase the Holder's Securities;

                  (iii) the date by which the Designated Event Repurchase Notice pursuant to this Section 13.01 must be delivered to the Paying Agent in order for a Holder to exercise the Designated Event repurchase right;

                  (iv) the Designated Event Repurchase Date;

                  (v) the Designated Event Repurchase Price;

                  (vi) whether the Designated Event Repurchase Price will be paid in cash or shares of Common Stock, or a combination thereof and, in the case of a combination, the percentage of each;

                  (vii) if the Company elects to pay the Designated Event Repurchase Price in shares of Common Stock or a combination of cash and shares of Common Stock, that the number of shares of Common Stock each Holder will receive will equal the portion of the Designated Event Repurchase Price to be paid in shares of Common Stock divided by the Market Price of one share of Common Stock;

                  (viii) if the Company elects to pay the Designated Event Repurchase Price in shares of Common Stock or a combination of cash and shares of Common Stock, the method of calculating the Market Price of the shares of Common Stock;

                  (ix) that because the Market Price of one share of Common Stock will be determined prior to the Designated Event Repurchase Date, Holders of the Securities will bear the market risk that the shares of Common Stock to be received will decline in value between the date such Market Price is determined and the Designated Event Repurchase Date;

                  (x) the name and address of the Paying Agent and the Conversion Agent;

                  (xi) the Conversion Price applicable on the Designated Event Company Notice Date;

                  (xii) that Securities as to which a Designated Event Repurchase Notice has been given may be converted pursuant to Article 15 hereof only if the Designated Event Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (xiii) that Securities must be surrendered to the Paying Agent for cancellation to collect payment;

                  (xiv) that the Designated Event Repurchase Price for any Security as to which a Designated Event Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Designated Event Repurchase Date and the time of surrender of such Security as described in (xiii);

                  (xv) the procedures the Holder must follow to exercise rights under this Section 13.01;

                  (xvi) the conversion rights, if any, of the Securities;

                  (xvii) the procedures for withdrawing a Designated Event Repurchase Notice; and

                  (xviii) the CUSIP number of the Securities.

                  At the Company's request, the Trustee shall give such Designated Event Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Designated Event Company Notice shall be prepared by the Company.

         (c) Designated Event Repurchase Notice. A Holder may exercise its right specified in Section 13.01(a) upon delivery of a written notice of repurchase (a "DESIGNATED EVENT REPURCHASE NOTICE"), substantially in the form of EXHIBIT B hereto, at any time from the opening of business on the date of the Designated Event Company Notice until the close of business on the Designated Event Repurchase Date, stating:

                  (i) the certificate number of the Security which the Holder will deliver to be repurchased or the appropriate Depositary procedures if Physical Securities have not been issued;

                  (ii) the portion of the Principal Amount of the Security which the Holder will deliver to be repurchased, which portion must be in a Principal Amount of $1,000 or an integral multiple thereof; and

                  (iii) that such Security shall be repurchased with respect to the Designated Event Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture

                  (iv) in the event the Company elects, pursuant to Section 13.02, to pay the Designated Event Repurchase Price, in whole or in part, in shares of Common Stock but such portion of the Designated Event Repurchase Price shall ultimately be paid to such Holder entirely in cash because any of the conditions to payment of the Designated Event Repurchase Price in shares of Common Stock is not satisfied prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Designated Event Repurchase Date, as set forth in Section 13.02(b), whether such Holder elects to (A) withdraw such Designated Event Repurchase Notice as to some or all of the Securities to which such Designated Event Repurchase Notice relates (stating the Principal Amount and certificate numbers, if any, or the appropriate Depositary procedures, if applicable, of the Securities as to which such withdrawal shall relate), or (B) receive cash in respect of the entire Designated Event Repurchase Price for all Securities (or portions thereof) to which such Designated Event Repurchase Notice relates.

         The delivery of such Security to the Paying Agent with, or at any time after delivery of, the Designated Event Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Designated Event Repurchase Price therefor; provided, however, that such Designated Event Repurchase Price shall be so paid pursuant to this Section 13.01 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Designated Event Repurchase Notice.

         The Company shall repurchase from the Holder thereof, pursuant to this
Section 13.01, a portion of a Security, so long as the Principal Amount of such portion is $1,000 or an integral


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


multiple thereof. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

         Any repurchase by the Company contemplated pursuant to the provisions of this Section 13.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Designated Event Repurchase Date and the time of delivery of the Security; provided, however, that if the Designated Event Repurchase Notice is delivered after a date which is 2 Business Days prior to the Designated Event Repurchase Date, such payment may be made as promptly after such Designated Event Repurchase Date as is practicable.

         Notwithstanding anything contained herein to the contrary, any Holder delivering to the Paying Agent the Designated Event Repurchase Notice contemplated by this Section 13.01(c) shall have the right to withdraw such Designated Event Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Designated Event Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 13.03.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Designated Event Repurchase Notice or written notice of withdrawal thereof.

         Section 13.02. The Company's Right To Elect Manner Of Payment Of Designated Event Repurchase Price.

                  (a) The Securities to be repurchased with respect to any Designated Event Repurchase Date pursuant to Section 13.01(a) may be paid for at the election of the Company in cash or shares of Common Stock, or in any combination of cash and shares of Common Stock, subject to the conditions set forth in Section 13.02(b). The Company shall designate, in the Designated Event Company Notice delivered pursuant to Section 13.01(b), whether the Company will repurchase the Securities for cash or shares of common Stock, or, if a combination thereof, the percentages of the Designated Event Repurchase Price in respect of which it will pay in cash or shares of Common Stock; provided, however, that the Company will pay cash for fractional interests in shares of Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to repurchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are repurchased pursuant to Section
13.01 shall receive the same percentage of cash or shares of Common Stock in payment of the Designated Event Repurchase Price for such Securities, except (i) as provided in this Section 13.02(a) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for shares of Common Stock because any necessary qualifications or registrations of the shares of Common Stock under applicable securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Designated Event Company Notice to Holders except in the event of a failure to satisfy, prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Designated Event Repurchase Date, any condition to the payment of the Designated Event Repurchase Price in whole or in part, in shares of Common Stock.


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


                  (b) If the Company elects to pay all or a portion of the Designated Event Repurchase Price of Securities in respect of which a Designated Event Repurchase Notice pursuant to Section 13.01(c) has been given in Common Stock, the number of shares of Common Stock to be issued shall be equal to (i) the portion of the Designated Event Repurchase Price to be paid in Common Stock divided by (ii) the Market Price of one share of Common Stock, subject to satisfaction of the conditions set forth in the second succeeding paragraph.

                  The Company will not issue any fraction of a share of Common Stock in payment of the Designated Event Repurchase Price. Instead, the Company will make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Market Price of one share of Common Stock. If a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

                  The Company's right to exercise its election to repurchase Securities through the issuance of shares of Common Stock shall be conditioned upon:

                           (i) the registration of such shares of Common Stock
                  under the Securities Act and the Exchange Act, in each case, if required; and

                           (ii) any qualification or registration of such shares
                  of Common Stock under applicable state securities laws, if necessary, or the availability of an exemption from such qualification and registration;

                           (iii) the receipt by the Trustee of an Officers'
                  Certificate stating (A): that the terms of the issuance of the shares of Common Stock are in conformity with this Indenture;
                  (B) that the shares of Common Stock to be issued in payment of the Designated Event Repurchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Designated Event Repurchase Price in respect of Securities, will be validly issued, fully paid, non-assessable and free from preemptive rights; (C) that the conditions in this clause
                  (iii)(A) and (iii)(B) above, the conditions in clauses
                  (i)-(ii) above and the condition set forth in the second succeeding paragraph regarding issuance of a press release have been satisfied in all material respects; and (D) the number of shares of Common Stock to be issued for each $1,000 Principal Amount of Securities and the Closing Sale Price of a share of Common Stock on each Trading Day during the period commencing on the first Trading Day of the period during which the Market Price is calculated and ending on the Trading Day immediately preceding the Designated Event Repurchase Date; and

                           (iv) the receipt by the Trustee of an Opinion of
                  Counsel stating that: (A) the shares of Common Stock to be issued by the Company in payment of the Designated Event Repurchase Price in respect of Securities have been duly authorized, and when issued and delivered pursuant to the terms of this Indenture in payment of the Designated Event Repurchase Price in respect of Securities, will be validly issued, fully paid and non-assessable and, to such counsel's knowledge, free from preemptive rights; and (B) the conditions in clauses (i) and
                  (ii) above have been satisfied in all material respects.

                  If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Designated Event Repurchase Date, and the Company has elected to repurchase the Securities pursuant to this Section 13.02 through the issuance of shares of Common Stock, the Company shall pay the entire Designated Event Repurchase Price of the Securities of such Holder or Holders in Cash. Upon determination of the actual number of shares of Common Stock to be issued upon repurchase of Securities, the Company shall be required to disseminate a press release through a public medium as is customary for such a press release.

                  (c) Covenants of the Company. All shares of Common Stock delivered upon repurchase of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

                  (d) Taxes. If a Holder of a repurchased Security is paid in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing contained herein shall preclude any income tax withholding required by law or regulations.

         Section 13.03 Effect Of Designated Event Repurchase Notice. Upon receipt by the Paying Agent of the Designated Event Repurchase Notice specified in Section 13.01(c), the Holder of the Security in respect of which such Designated Event Repurchase Notice was given shall (unless such Designated Event Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Designated Event Repurchase Price with respect to such Security. Such Designated Event Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of (x) the Designated Event Repurchase Date with respect to such Security (provided the conditions in Section 13.01(c) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 13.01(c). Securities in respect of which a Designated Event Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 15 hereof on or after the date of the delivery of such Designated Event Repurchase Notice unless such Designated Event Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

         A Designated Event Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the procedures set


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


forth in the Designated Event Company Notice at any time prior to the close of business on the Business Day prior to the Designated Event Repurchase Date specifying:

                  (i) the certificate number, if any, or the appropriate Depositary procedures, if applicable, of the Security in respect of which such notice of withdrawal is being submitted;

                  (ii) the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted; and

                  (iii) the Principal Amount, if any, of such Security which remains subject to the original Designated Event Repurchase Notice and which has been or will be delivered for repurchase by the Company.

         There shall be no purchase of any Securities pursuant to Section 13.03 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Designated Event Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Designated Event Repurchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders any Securities (x) with respect to which a Designated Event Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Designated Event Repurchase Price with respect to such Securities) in which case, upon such return, the Designated Event Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

         Section 13.04. Deposit Of Designated Event Repurchase Price. Prior to 10:00 a.m. (New York City time) on the Business Day following the Designated Event Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of cash (in immediately available funds if deposited on such Business Day) and/or Common Stock, if permitted hereunder, sufficient to pay the aggregate Designated Event Repurchase Price of all the Securities or portions thereof which are to be repurchased on such Designated Event Repurchase Date.

         If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m. (New York City time) on the Business Day immediately following the applicable Designated Event Repurchase Date, cash and/or Common Stock, if permitted hereunder, sufficient to pay the Designated Event Repurchase Price of any Securities for which a Designated Event Repurchase Notice has been tendered and not withdrawn pursuant to Section 13.04, then, immediately after such Designated Event Repurchase Date, such Securities will cease to be outstanding, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Designated Event Repurchase Price upon delivery of such Securities).

         As soon as practicable on and after the Designated Event Repurchase Date, the Company shall deliver to each Holder entitled to receive shares of Common Stock through the Paying Agent, a certificate (other than in the case of Holders of Securities in book-entry form with the Depositary, which shares shall be delivered in accordance with the Depositary customary


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


practices) for the number of full shares of Common Stock issuable in payment of the Designated Event Repurchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for the shares of Common Stock is registered shall be treated as a holder of record of Common Stock on the Designated Event Repurchase Date. No payment or adjustment will be made for dividends on the shares of Common Stock the record date for which occurred on or prior to the Designated Event Repurchase Date.

         Section 13.05. Securities Repurchased In Part. Any Security which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased.

         Section 13.06. Covenant To Comply With Securities Laws Upon Repurchase Of Securities. In connection with any offer to repurchase Securities under
Section 13.01 hereof (provided that such offer or repurchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions under applicable law, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 13.03 to be exercised in the time and in the manner specified in Section 13.03.

         To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article 13, the Company's compliance with such laws and regulations including the extension of the payment or notice periods contemplated by this Article, shall not in and of itself cause a breach of their obligations under this Article 13.

         Section 13.07. Repayment To The Company. The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed, together with interest and dividends, if any, thereon, held by them for the payment of the Designated Event Repurchase Price; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 13.04 exceeds the aggregate Designated Event Repurchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Designated Event Repurchase Date then on the Business Day following Designated Event Repurchase Date the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

                                   ARTICLE 14
            PAYMENTS OF ADDITIONAL INTEREST AMOUNTS ON THE SECURITIES

         Section 14.01. Payment Of Additional Interest Amounts; Interest Rights Preserved. (a) Accrued but unpaid Additional Interest Amounts, if any, on any Security that is payable, and is punctually paid or duly provided for, on any Additional Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of Additional Interest Amounts, if any, on any Security shall be made by check mailed to the address of the Holder specified in the register of Securities, or, at the option of the Holder, at the Corporate Trust Office, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that, with respect to any Holder of Securities with an aggregate Principal Amount in excess of $5,000,000, at the request of such Holder in writing to the Company, Additional Interest Amounts, if any, on such Holder's Securities shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by such Holder from time to time to the Trustee and Paying Agent (if different from the Trustee) at least two days prior to the applicable Regular Record Date. In the case of a permanent Global Security, interest payable on any Additional Interest Payment Date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

                                   ARTICLE 15
                                   CONVERSION

         Section 15.01. Right To Convert. (a) Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder's option, at any time following the Issue Date of the Securities hereunder through the close of business on the Final Maturity Date to convert the Principal Amount of any such Securities, or any portion of such Principal Amount which is $1,000 or an integral multiple thereof at the Conversion Price then in effect:

                  (i) during any fiscal quarter commencing after December 31, 2003, if the Closing Sale Price of the Common Stock exceeds 110% of the Conversion Price for at least 20 Trading Days in the 30 consecutive Trading Days ending on the last Trading Day of the preceding fiscal quarter,

                  (ii) on any Trading Day occurring after November 15, 2008, if the Closing Sale Price of the Common Stock has exceeded 110% of the then current Conversion Price on any day on or after November 15, 2008; or

                  (iii) subject to Section 15.02(f), during the five Business Day period immediately following a five consecutive Trading Day period in which the Trading Price, as determined following a request by a Holder in accordance with Section 15.01(d), for each day of such five consecutive Trading Day period was less than 98% of the product


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


         of the Closing Sale Price of the Common Stock on such Trading Day and the Conversion Rate in effect on such Trading Day (the condition specified in this subsection (b) being the "98% MARKET CONDITION");

                  (iv) at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption Date, if such Security has been called for redemption pursuant to Article 11 hereof; or

                  (v) as provided in Section 15.01(b).

         (b) In addition, in the event that:

                  (i) (A) the Company elects to distribute to holders of Common Stock rights entitling them to purchase, for a period expiring within 45 days, Common Stock at less than the average Closing Sale Price of the Common Stock for the 10 Trading Days immediately preceding the declaration for such distribution; or

                      (B) the Company elects to distribute to holders of Common
                  Stock assets, debt securities or certain rights to purchase the Company's securities, which distribution has a per share value as determined by the Board of Directors of the Company exceeding 5% of the Closing Sale Price of the Common Stock on the Business Day immediately preceding the declaration for such distribution;

         then, in each case, the Company must notify, in writing, Holders of Securities of the occurrence of such an event at least 20 days prior to the Ex-Dividend Date for any such distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date or the date of announcement by the Company that the distribution will not take place. No adjustment shall be made to the ability of a Holder of Securities to convert if such Holder may participate in the distribution without conversion.

                  (ii) the Company becomes party to a consolidation, merger, binding share exchange or sale of all or substantially all of the Company's assets, in each case pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, a Holder may surrender the Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until and including the date which is 15 days after the actual date of the transaction. If the Company becomes party to a consolidation, merger, binding share exchange or sale of all or substantially all of the Company's assets, in each case pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, then at the effective time of the transaction, the right to convert the Securities into Common Stock shall be changed into a right to convert such Securities into the kind and amount of cash, securities and other property which the Holder would have received if the Holder had converted such Securities immediately prior to the transaction. If the transaction also constitutes a Designated Event, the Holder shall have the rights set forth in Article 13 above.

         (c) Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Repurchase Notice or a Designated Event Repurchase Notice exercising such Holder's option to require the Company to repurchase such Security may be converted only if such notice of exercise is withdrawn in accordance with Article 13 hereof prior to the close of business on the Business Day immediately preceding the Repurchase Date or the Designated Event Repurchase Date, as the case may be.

         (d) In connection with any conversion upon satisfaction of the 98% Market Price Condition, the Bid Solicitation Agent shall have no obligation to determine the Trading Price unless the Company has requested such determination, and the Company shall have no obligation to request such determination unless a Holder has provided the Company with reasonable evidence that the Trading Price would be less than 98% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate. At such time as the Company has determined that a Holder has provided such evidence to the Company, the Company shall instruct the Bid Solicitation Agent, in writing, to determine the Trading Price beginning on the next Trading Day and on each successive Trading Day until the Trading Price is greater than or equal to 98% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate. After receiving from a Holder any materials that purport to constitute such "reasonable evidence," the Company shall promptly determine whether such material does constitute "reasonable evidence" for purposes of this Section 15.01(d); provided that absent manifest error, the Company's determination shall be binding and final. The Company shall not be obligated to give any instructions to the Bid Solicitation Agent until the Company has completed its determination, which it shall do promptly.

         Section 15.02. Conversion Procedure. (a) Each Security shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock (subject to Sections 15.02(f) and 15.10). The Security will be converted into shares of Common Stock at the Conversion Price therefor.

         (b) In order to exercise the conversion privilege with respect to any Securities in certificated form, the Holder of any such Securities to be converted, in whole or in part, shall:

                  (i) complete and manually sign the conversion notice provided on the back of the Security (the "CONVERSION NOTICE") and deliver such notice to a Conversion Agent;

                  (ii) surrender the Security to a Conversion Agent;

                  (iii) furnish appropriate endorsements and transfer documents, if required; and

                  (iv) pay any transfer or similar tax, if required.

The date on which the Holder satisfies all of the requirements set forth in (i) through (iv) above is the "CONVERSION DATE." Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. All such Securities surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Securities, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

         In order to exercise the conversion privilege with respect to any interest in Securities in global form, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by this Section 15.02 and any transfer taxes if required pursuant to Section 15.06.

         (c) As promptly as practicable after satisfaction of the requirements for conversion set forth above (but in no event later than 5 Business Days after the Conversion Date), subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Securities (or portion thereof) so converted), the Company shall issue and shall deliver to such Holder at the office of the Conversion Agent, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Securities or portion thereof in accordance with the provisions of this Article and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 15.03. In case any Securities of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge to him, new Securities in authorized denominations in an aggregate Principal Amount equal to the unconverted portion of the surrendered Securities.

         Each conversion shall be deemed to have been effected as to any such Securities (or portion thereof) on the date on which the requirements set forth above in this Section 15.02 have been satisfied as to such Securities (or portion thereof), and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the Holder of record of the shares represented thereby; provided, however, that in case of any such surrender on any date when the stock transfer books of the Company shall be closed, the person or persons in whose name the certificate or certificates for such shares are to be issued shall be deemed to have become the record Holder thereof for all purposes on the next day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Securities shall be surrendered.

         (d) Upon the conversion of an interest in Global Securities, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Securities as to the reduction in the Principal Amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.

         (e) Each stock certificate representing Common Stock issued upon conversion of the Securities that are Restricted Securities shall bear the legend in substantially the form of EXHIBIT C hereto.

         (f) Notwithstanding the foregoing, if on the Conversion Date of the Holder's conversion of a Security pursuant to the 98% Market Condition (such date, the "98% CONVERSION DATE") the Closing Sale Price of the Common Stock is greater than the Conversion Price, the Holder converting a Security pursuant to the 98% Market Condition shall receive, in lieu of a number of shares of Common Stock based on the Conversion Price, Cash or Common Stock or a combination of Cash and Common Stock, at the Company's sole option, with a value equal to the Principal Amount of the Security so surrendered for conversion (such conversion, a "PRINCIPAL VALUE CONVERSION"). Any Common Stock to be delivered to the Holder by the Company upon a Principal Value Conversion shall be valued at the greater of the Conversion Price on the 98% Conversion Date or the Applicable Stock Price of the Common Stock on the 98% Conversion Date. The Company shall notify the Trustee and any surrendering Holder of Securities whose conversion is a Principal Value Conversion of such Principal Value Conversion by the second Trading Day following the 98% Conversion Date and in such notice, state whether the Company shall pay to such Holder all or a portion of the Principal Amount of such Securities in Cash, Common Stock or a combination of Cash and Common Stock and, if a combination, the percentages of the Principal Amount in respect of which it will pay in Cash or Common Stock. Subject to the satisfaction of all requirements for conversion under this Section 13.02, the Company shall use reasonable efforts to (A) pay any portion of the Principal Amount of Securities elected to be paid in Cash by the Company in a Principal Value Conversion on the third Trading Day following the determination of the Applicable Stock Price and (B) deliver any portion of the Principal Amount of Securities elected to be paid by the Company in Common Stock in a Principal Value Conversion on the third Trading Day following the determination of the Applicable Stock Price.

         Section 15.03. Cash Payments In Lieu Of Fractional Shares. The Company will not issue fractional shares of Common Stock upon conversion of Securities. If multiple Securities shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate Principal Amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Securities, the Company shall make payment therefor in cash equal to the fraction of a share of Common Stock otherwise issuable multiplied by the Current Market Price (as defined in Section 15.04(g)) to the Holder of Securities.

         Section 15.04 . Adjustment Of Conversion Price. The Conversion Price shall be adjusted from time to time by the Company as follows:

         (a) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, pay a dividend or make a distribution in shares of Common Stock to all holders of its outstanding shares of Common Stock, then the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be adjusted by multiplying such Conversion Price by a fraction, (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, and (ii) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution. Such reduction becomes effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this Section 15.04(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.


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



         (b) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, issue to all holders of its outstanding shares of Common Stock rights or warrants entitling them (for a period of not more than 60 days after such issuance) to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) at a price per share (or having a conversion, exchange or exercise price per share) less than the Closing Sale Price of Common Stock on the Business Day immediately preceding the date of announcement of such issuance, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date of such announcement by a fraction, (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement, plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Closing Sale Price of Common stock on the Business Day immediately preceding the date of announcement of such issuance determined by multiplying such total number of shares so offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Sale Price, and
(ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement plus the total number of additional shares of Common Stock offered for subscription or purchase or into which convertible, exchangeable or exercisable, securities so offered are convertible, exchangeable or exercisable.

         Such adjustment shall become effective immediately after the opening of business on the day following the date of announcement of such issuance.

         To the extent that shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Closing Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors of the Company.

         (c) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately decreased, and conversely, in case the Company shall, at any time or from time to time while any of the Securities are outstanding, combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Price in effect at


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



the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased. In each such case, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such subdivision or combination. Such decrease or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (d) (i) In case the Company shall, at any time or from time to time while the Securities are outstanding, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 15.04(a) applies) or evidences of its indebtedness or assets (including cash or securities, but excluding any rights or warrants referred to in Section 15.04(b), and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 15.04(a)) (any of the foregoing hereinafter in this Section 15.04(d)) called the "DISTRIBUTED SECURITIES"), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect on the Record Date with respect to such distribution by a fraction:

                           (A) the numerator of which shall be the Current
                  Market Price per share of the Common Stock on such Record Date less the fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Distributed Securities so distributed applicable to one share of Common Stock, and

                           (B) the denominator of which shall be the Current
                  Market Price per share of the Common Stock.

         Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 15.04(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

         Each share of Common Stock issued upon conversion of securities pursuant to this Article 15 shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, if any, as may be provided by the terms of any stockholder rights plan adopted by the Company (unless an event causing such rights to separate from the Common Stock has occurred at or prior to the time of conversion). Any distribution of rights or warrants pursuant to a stockholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of Section 15.04(b) or this
Section 15.04(d).


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



                  (ii) In the event that any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Company's Subsidiaries or other business unit (a "SPIN-OFF"), the fair market value of the securities to be distributed shall equal the average of the closing sale prices of such securities on the principal securities market on which such securities are traded for the ten consecutive Trading Days commencing on and including the fifth Trading Day of those securities after the Ex-Dividend Date. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, the fair market value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities.

                  (iii) For the purposes of this Section 15.04(d), Rights or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 15.04(d) (and no adjustment to the Conversion Price under this Section 15.04(d) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 15.04(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 15.04(d) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any Holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all applicable holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

                  (iv) For purposes of this Section 15.04(d) and Section 15.04(a), 15.04(b), and 15.04(c), any dividend or distribution to which this Section 15.04(d) is applicable that also includes (x) shares of Common Stock, (y) rights or warrants to subscribe for or


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




         purchase shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock to which Section 15.04(b) applies (or any combination thereof), or (z) a subdivision or combination of shares of Common Stock to which Section 15.04(c) applies, shall be deemed instead to be:

                           (A) a dividend or distribution of the evidences of
                  indebtedness, assets, shares of capital stock, rights or warrants, other than such shares of Common Stock, such rights or warrants or securities convertible into or exercisable or exchangeable for Common Stock or such subdivision or combination to which Section 15.04(a), 15.04(b), and 15.04(c) apply, respectively (and any Conversion Price reduction required by this Section 15.04(d) with respect to such dividend or distribution shall then be made), immediately followed by,

                           (B) a dividend or distribution of such shares of
                  Common Stock, such rights or warrants or securities convertible into or exercisable or exchangeable for Common Stock or such subdivision or combination (and any further Conversion Price reduction required by Section 15.04(a), 15.04(b), and 15.04(c) with respect to such dividend or distribution shall then be made), except:

                                    (1) the Record Date of such dividend or
                           distribution shall be substituted as (x) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," and "the date fixed for such determination" within the meaning of Section 15.04(a), (y) "the date fixed for the determination of stockholders entitled to receive such rights or warrants," within the meaning of
                           Section 15.04(b) and (z) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of Section 15.04(c); and

                                    (2) any shares of Common Stock included in
                           such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of
                           Section 15.04(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

         (e) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, by dividend or otherwise, distribute to all holders of its shares of Common Stock, cash (excluding any cash that is distributed upon a merger or consolidation to which Section 15.05 applies or as part of a distribution referred to in Section 15.04(d)), then, immediately after the close of business on the date of such distribution, the Conversion Price shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately prior to the close of business of such Record Date by a fraction:

                           (A) the numerator of which shall be equal to the
                  Current Market Price on the Record Date; and


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



                           (B) the denominator of which shall be equal to the
                  Current Market Price on such date less the amount of the distribution per share.

         (f) In case of a payment in respect of a tender offer or exchange offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be the product of (1) the number of shares of Common Stock outstanding (including any tendered shares) at the Trading Day next succeeding the last time (the "EXPIRATION TIME") tenders could have been made pursuant to such tender offer (as it may be amended) and (2) the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and (ii) the denominator of which shall be the sum of (x) the fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time. Such reduction (if any) shall become effective immediately prior to the opening of business on the Business Day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 15.04(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 15.04(f).

         (g) For purposes of this Section 15.04, the following terms shall have the meaning indicated:

                                    (1) "CURRENT MARKET PRICE" on any date means
                           the average of the Closing Sale Prices per share of Common Stock for the 10 consecutive Trading Days immediately preceding the day before the Record Date (or, if earlier, the Ex-Dividend date) with respect to any distribution, issuance or other event requiring such computation.

                                    (2) "FAIR MARKET VALUE" shall mean the
                           amount which a willing buyer would pay a willing seller in an arm's length transaction.

                                    (3) "RECORD DATE" shall mean, with respect
                           to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).


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



         (h) Subject to subsection (j) below, the Company may make such decreases in the Conversion Price, in addition to any adjustments required by
Section 15.04(a), 15.04(b), 15.04(c), 15.04(d), 15.04(e) or 15.04(f), as the
Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

         (i) To the extent permitted by applicable law and subject to subsection
(j) below, the Company from time to time may decrease the Conversion Price by any amount for any period of time if the period is at least 20 days, the decrease is irrevocable during the period and the Board of Directors shall have made a determination that such decrease would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is decreased pursuant to the preceding sentence, the Company shall mail to Holders of record of the Securities a notice of the decrease at least 15 days prior to the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period during which it will be in effect.

         (j) Any decrease in the Conversion Price pursuant to subsections (h) and (i) above shall not, without the approval of the stockholders of the Company, as required by Rule 4310 of the Marketplace Rules of the Nasdaq Stock Market, result in the sale or issuance of 20% or more of the shares of Common Stock, or 20% of more of the voting power, outstanding as of the date hereof.

         (k) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 15.04(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 15 shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. To the extent the Securities become convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on the cash.

         (l) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Price and may assume without inquiry that the last Conversion Price of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each Holder of Securities at such


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



Holder's last address appearing on the list of Security holders provided for in
Section 3.05 of this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

         (m) In any case in which this Section 15.04 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Securities converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to
Section 15.03.

         (n) For purposes of this Section 15.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

         (o) No adjustment to the Conversion Price shall be made pursuant to this Section 15.04 if the Holders of the Securities may participate in the transaction that would otherwise give rise to an adjustment pursuant to this
Section 15.04.

         Section 15.05. Effect Of Reclassification, Consolidation, Merger Or Sale. If any of the following events occur, namely:

                  (i) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 15.04(c));

                  (ii) any consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in outstanding shares of Common Stock; or

                  (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock then the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that such Securities shall be convertible into the kind and amount of shares of stock, securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Securities (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Securities) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance, assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purposes of this Section 15.05, the kind and amount of stock, securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 15. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the stock, securities or other property or assets (including cash) receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash) of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

         The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section
15.05 applies to any event or occurrence, Section 15.04 shall not apply.

         Section 15.06. Taxes On Shares Issued. The issue of stock certificates on conversions of Securities shall be made without charge to the converting Holder for any documentary, transfer, stamp or any similar tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Securities converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         Section 15.07. Reservation Of Shares; Shares To Be Fully Paid; Compliance With Governmental Requirements; Listing Of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Securities from time to time as such Securities are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Securities would be held by a single Holder).

         Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

         The Company covenants that all shares of Common Stock that may be issued upon conversion of Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any lien or adverse claim.

         The Company shall use its reasonable efforts to list or cause to have quoted any shares of Common Stock to be issued upon conversion of Securities on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

         Section 15.08. Responsibility Of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine the Conversion Price or whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Securities; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Securities for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any event referred to in such Section 15.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

         Section 15.09 . Notice To Holders Prior To Certain Actions. In case,

         (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Price pursuant to Section 15.04; or

         (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

         (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company or any of its significant subsidiaries; or

         (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its significant subsidiaries;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Securities at such Holder's address appearing on the list of Security holders provided for in Section 3.05 of this Indenture, as promptly as practicable but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

         Section 15.10. Cash Conversion Option. (a) In the event that, on or prior to the date that is five days prior to the Stated Maturity of a Security (the "FINAL NOTICE DATE"), a Holder elects to convert all or any portion of a Security into shares of Common Stock as set forth in Section 15.01, the Company may choose to satisfy all or any portion of its conversion obligation (the "CONVERSION OBLIGATION") in cash if the Company notifies such Holder through the Trustee at any time on or before the date that is two Business Days following receipt of written notice of conversion as specified in Section 15.02 (such period, the "CASH SETTLEMENT NOTICE PERIOD") of the dollar amount to be satisfied in cash. If the Company timely elects to pay cash in lieu of all or any portion of the shares of Common Stock otherwise issuable to the Holder, the Holder may retract the Conversion Notice at any time during the two Business Day period beginning on the day after the final day of the Cash Settlement Notice Period (a "CONVERSION RETRACTION PERIOD"); no such retraction may be made (and a conversion notice shall be irrevocable) if the Company does not elect to deliver cash in lieu of all or any portion of the shares (other than cash in lieu of fractional shares). If the conversion notice has not been retracted, then cash settlement or combined settlement (in a combination of cash and shares of Common Stock) will occur on the Business Day following the final Trading Day of the five Trading Day period beginning on the first Trading Day after the final day of the Conversion Retraction Period (the "CASH SETTLEMENT AVERAGING PERIOD"). Settlement amounts will be computed as follows:

                  (i) if the Company elects to satisfy the Conversion Obligation in shares of Common Stock, the Company will deliver to such Holder a number of shares of Common Stock equal to the quotient of the aggregate original Principal Amount of the Securities to be converted divided by the Conversion Price then in effect;

                  (ii) if the Company elects to satisfy the Conversion Obligation in cash, the Company will deliver to such Holder cash in an amount equal to the product of:

                           (A) a number equal to the quotient of the aggregate
                  original Principal Amount of Securities to be converted divided by the Conversion Price then in effect, and

                           (B) the average Closing Sale Price of the Common
                  Stock during the Cash Settlement Averaging Period;

                  (iii) if the Company elects to satisfy a portion of the Conversion Obligation in cash (the "PARTIAL CASH AMOUNT") and a portion of the Conversion Obligation in shares of Common Stock, the Company will deliver to such Holder cash in an amount equal to the Partial Cash Amount and a number of shares of Common Stock equal to the quotient of:

                           (A) the excess of:

                                    (1) the product of (x) a number equal to the
                           quotient of the aggregate original Principal Amount of Securities to be converted divided by the Conversion Price then in effect and (y) the average Closing Sale Price of the Common Stock during the Cash Settlement Averaging Period, over

                                    (2) the Partial Cash Amount; divided by

                           (B) the average Closing Sale Price of the Common
                  Stock during the Cash Settlement Averaging Period.

         Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Repurchase Notice or a Designated Event Repurchase Notice exercising such Holder's option to require the Company to repurchase such Security may be converted as described in this Article 15 only if such notice of exercise is withdrawn in accordance with the terms of Article 13 hereof.

         (b) If a Holder elects to convert all or any portion of a Security into shares of Common Stock after the Final Notice Date, the Company may choose to satisfy all or any portion of the Conversion Obligation in cash provided that the Company notifies such Holder through the Trustee of the cash settlement or combined settlement, including the percentage of any combined settlement to be satisfied in cash, at any time on or before the final day of the Cash Settlement

Notice Period. Settlement amounts will be computed and settlement dates will be determined in the same manner as set forth in (a) above except that the "Cash Settlement Averaging Period" shall be the 5 Trading Day period beginning on the first Trading Day after the Conversion Retraction Period. If the Company timely elects to pay cash in lieu of all or any portion of the shares of Common Stock otherwise issuable to the Holder, the Holder may retract the Conversion Notice at any time during the Conversion Retraction Period; no such retraction may be made (and a conversion notice shall be irrevocable) if the Company does not elect to deliver cash in lieu of all or any portion of the shares (other than cash in lieu of fractional shares). If the conversion notice has not been retracted, then cash settlement or combined settlement (in a combination of cash and shares of Common Stock) will occur on the Business Day following the final day of such Cash Settlement Averaging Period, and, with respect to the Securities subject to such conversion, such Business Day shall constitute the final Maturity Date (notwithstanding anything herein to the contrary).

         Section 15.11. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to this Article 15 shall be conclusive if made in good faith and in accordance with the provisions of this Article, absent manifest error, and set forth in a Board Resolution.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                         JDS UNIPHASE CORPORATION




                                         By  /s/ Christopher S. Dewees
                                            -----------------------------------
                                            Name: Christopher S. Dewees
                                            Title: Senior Vice President




                                         THE BANK OF NEW YORK,
                                            as Trustee

                                         By  /s/ Michael Pitfick
                                            -----------------------------------
                                            Name: Michael Pitfick
                                            Title: Assistant Vice President

                                                                       EXHIBIT A

                       Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                           ---------------, ----

The Bank of New York
101 Barclay Street
Floor 8 West
New York, NY 10286
Attention:  Corporate Trust Administration
Fax: (212) 815-5915 or (212) 815-5917

         Re:  JDS Uniphase Corporation (the "COMPANY")
              Zero Coupon Senior Convertible Notes due 2010 (the "NOTES")

Ladies and Gentlemen:

         In connection with our proposed sale of $[_________] aggregate Principal Amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, we represent that:

         1.   the offer of the Notes was not made to a Person in the United
     States;

         2. either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any Person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

         3. no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S, as applicable (or applicable successor rules);

         4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and the conditions of Rule 903(b) or 904(b) of Regulation S, as applicable (or applicable successor rules) have been satisfied; and

         5. We have advised the transferee of the transfer restrictions applicable to the Notes.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party, in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                          Very truly yours,

                                          [Name of Transferor]

                                          By
                                            --------------------------------
                                                 Authorized Signature

                                                                       EXHIBIT B

                   Form of Designated Event Repurchase Notice


                                                           ---------------, ----

The Bank of New York
101 Barclay Street
Floor 21 West
New York, NY 10286
Attention:  Corporate Trust Trustee Administration
Fax: (212) 815-5915 or (212) 815-5917

         Re:  JDS Uniphase Corporation (the "COMPANY")
              Zero Coupon Senior Convertible Notes due 2010

         This is a Designated Event Repurchase Notice as defined in Section
13.01 of the Indenture dated as of October 31, 2003 (the "INDENTURE") between the Company and The Bank of New York, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:
                                 ----------------------------------

I intend to deliver the following aggregate Principal Amount of Securities for purchase by the Company pursuant to Section 13.01 of the Indenture (in multiples of $1,000):

$
 ---------------------------------------

         I hereby agree that the Securities will be purchased as of the Designated Event Repurchase Date pursuant to the terms and conditions thereof and of the Indenture.

                                     Signed:
                                            -----------------------------

                                                                       EXHIBIT C

          THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT UNTIL THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY EXCEPT
          (A) TO JDS UNIPHASE CORPORATION OR TO ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A "QUALIFIED
          INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A, (C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(E) ABOVE, IT WILL FURNISH TO CHEMICAL TRUST COMPANY OF CALIFORNIA, AS STOCK TRANSFER AGENT (OR SUCCESSOR TRANSFER AGENT, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO CHEMICAL TRUST COMPANY OF CALIFORNIA, AS STOCK TRANSFER AGENT (OR SUCCESSOR TRANSFER AGENT, AS APPLICABLE) SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO

          CLAUSE 1(E) ABOVE OR UPON ANY TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                 .....................................

            Certain Sections of this Indenture relating to
                    Sections 310 through 318 of the
                     Trust Indenture Act of 1939:


  Trust Indenture                                                                               Indenture
    Act Section                                                                                  Section
  ---------------                                                                               ---------
Section 310(a)(1)            ...........................................................          6.09
           (a)(2)            ...........................................................          6.09
           (a)(3)            ...........................................................       Not Applicable
           (a)(4)            ...........................................................       Not Applicable
           (b)               ...........................................................          6.08
                                                                                                  6.10
Section 311(a)               ...........................................................          6.13
           (b)               ...........................................................          6.13
Section 312(a)               ...........................................................          7.01
                                                                                                  7.02(a)
           (b)               ...........................................................          7.02(b)
           (c)               ...........................................................          7.02(c)
Section 313(a)               ...........................................................          7.03(a)
           (b)               ...........................................................          7.03(a)
           (c)               ...........................................................          7.03(a)
           (d)               ...........................................................          7.03(b)
Section 314(a)               ...........................................................          7.04
           (b)               ...........................................................       Not Applicable
           (c)(1)            ...........................................................          1.02
           (c)(2)            ...........................................................          1.02
           (c)(3)            ...........................................................       Not Applicable
           (d)               ...........................................................       Not Applicable
           (e)               ...........................................................          1.02
Section 315(a)               ...........................................................          6.01
           (b)               ...........................................................          6.02
           (c)               ...........................................................          6.01
           (d)               ...........................................................          6.01
           (e)               ...........................................................          5.14
Section 316(a)(1)(A)         ...........................................................          5.12
           (a)(1)(B)         ...........................................................          5.13
           (a)(2)            ...........................................................       Not Applicable
           (b)               ...........................................................          5.08
           (c)               ...........................................................          1.04(c)
Section 317(a)(1)            ...........................................................          5.03
           (a)(2)            ...........................................................          5.05
           (b)               ...........................................................         10.03
Section 318(a)               ...........................................................          1.07

--------

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.



                                       i